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                          PURCHASE AND SALE AGREEMENT
                          ---------------------------
                            AND ESCROW INSTRUCTIONS
                            -----------------------

     THIS AGREEMENT, dated as of November 5, 1999, is entered into by and between ENZO DRIVE, LLC, a California limited liability company ("Seller"), and SUNRISE TELECOM, a California Corporation ("Buyer").
                   ----------------------

     IN CONSIDERATION of the respective agreements hereinafter set forth, Seller and Buyer agree as follows:

     1.  Description of Property. Seller shall sell and convey to Buyer, and
         -----------------------
Buyer shall purchase from Seller, subject to the terms-and conditions set forth herein, that certain real property in the City of San Jose, Santa Clara County, California, consisting of approximately 6.07 acres of land, as shown on the site plan attached hereto as EXHIBIT A and more particularly described in EXHIBIT A-1
                        ---------                                    -----------
attached hereto (the "Land"), together with those certain Building Improvements to be constructed by Seller thereon as defined in subparagraph 7(a) below. As used herein, the term "Property" shall mean the Land and the Building Improvements together with (a) all easements and other rights appurtenant thereto, and (b) Seller's entire right, title and interest in and to all plans and specifications for the Building Improvements, all warranties and guaranties applicable to the Building Improvements, and all governmental permits and approvals applicable to construction and operation of the Building Improvements. The parties hereto acknowledge and agree that, as of the date of execution of this Agreement, the Land is not a separate, legal parcel and is part of a larger parcel, consisting of approximately 11.01 acres, more or less. Seller intends to process for approval by the City of San Jose a parcel map which, if approved, will create the Land as a separate, legal parcel and the balance of the existing
11.01 acre parcel (the "Remainder Parcel") as a separate legal parcel. The boundaries of the Land as shown on EXHIBIT A are approximate and the true
                                   ---------
boundaries of the Land shall be as shown on the approved parcel map to be processed for approval by Seller. Seller makes no representation or warranty to Buyer that the City of San Jose will approve the parcel map submitted by Seller for approval.

     2.  Purchase Price.
         --------------

          (a) Amount and Payment. The purchase price of the Property is equal to
              ------------------
the sum of (i) Thirteen Million Three Hundred Eighty-seven Thousand Three Hundred Twenty-four and no/100ths Dollars ($13,387,324), as the same may be adjusted pursuant to the provisions below, plus (ii) an amount equal to the amount of the Interior Improvements Allowance expended or disbursed by Seller prior to the Close of Escrow. The parties hereto acknowledge that Seller desires to construct a building shell, consisting of approximately 91,694 square feet, on the Land pursuant to the terms and conditions set forth below. In the event that Seller obtains approval from the City of San Jose for construction of a building shell on the Land which is more or less than 91,694 square feet, then the component of the Purchase Price of the Property referred to in clause (i) of this subparagraph 2(a) shall be adjusted upward or downward, as the case may be, based upon One Hundred Forty-six and 00/100 Dollars ($146.00) per square foot. The

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Purchase Price shall be paid to Seller in immediately available funds at the
Closing (as defined in subparagraph 8(a)) of the purchase and sale contemplated hereunder. The Deposit (as defined in subparagraph 2 (b) below), together with an amount equal to the product obtained by multiplying the Deposit by five percent per annum, commencing as of the date the Deposit is released to Seller pursuant to the terms of subparagraph 2(b) below, shall be applied against the Purchase Price at Closing. In addition to the Purchase Price, Buyer shall pay the Buyer's Shell Contribution and Buyer's Interior Improvement Contribution (as defined in subparagraph 7(b) below), if any, in the amount and at the time set forth in subparagraph 7(b). No portion of Buyer's Shell Contribution or Buyer's Interior Improvement Contribution (nor any of the interest earned thereon) shall be applied against the Purchase Price.

          (b) Deposit. Within three (3) business days after execution of this
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Agreement, Buyer shall deliver to Escrow Agent (as defined in subparagraph 8(a)
below) a deposit ("Deposit") of One Hundred Thousand Dollars ($100,000). The Deposit shall be placed in an interest-bearing account to be approved by Buyer (the "Deposit Account") with all interest earned thereon while in the Deposit Account to accrue for the benefit of Buyer, except as expressly provided in subparagraph 2(c). Upon the satisfaction or waiver of those conditions to Buyer's obligation to purchase the Property set forth in subparagraphs 5(a), 5(b) and 5(c) below, Buyer shall increase the Deposit in the Deposit Account to Two Million Six Hundred Seventy-five Thousand Dollars ($2,675,000). Buyer shall cause and instruct the Escrow Agent (defined below) to release the Deposit to Seller not later than one (1) business day following the date the conditions set forth in subparagraphs 5(d) and 5(e) are satisfied. Upon release of the Deposit to Seller, such Deposit shall be non-refundable to Buyer (in the absence of a material breach or default by Seller hereunder) but applicable to the Purchase Price. All of the funds in the Deposit Account and all interest earned thereon while in the Escrow Account shall be returned to Buyer if Buyer elects to terminate this Agreement pursuant to any termination right given Buyer under this Agreement (and Buyer is not in breach or default of any obligation hereunder at the time of such termination).

          (c) LIQUIDATED DAMAGES. IN THE EVENT THE SALE OF THE PROPERTY IS NOT
              ------------------
CONSUMMATED BECAUSE OF A DEFAULT UNDER THIS AGREEMENT ON THE PART OF BUYER, SELLER SHALL BE ENTITLED TO THE DEPOSIT TOGETHER WITH ANY INTEREST EARNED THEREON AS LIQUIDATED DAMAGES. THE PARTIES HAVE AGREED THAT SELLER'S ACTUAL DAMAGES IN THE EVENT OF A DEFAULT BY BUYER WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO DETERMINE. THEREFORE, BY PLACING THEIR INITIALS BELOW, THE PARTIES ACKNOWLEDGE THAT THE AMOUNT OF THE DEPOSIT (i.e. $2,675,000) HAS BEEN AGREED UPON, AFTER NEGOTIATION, AS THE PARTIES' REASONABLE ESTIMATE OF SELLER'S DAMAGES AND AS SELLER'S EXCLUSIVE REMEDY AGAINST BUYER, AT LAW OR IN EQUITY, IN THE EVENT THAT THIS TRANSACTION DOES NOT CLOSE DUE TO A DEFAULT UNDER THIS AGREEMENT ON THE PART OF BUYER. THIS LIQUIDATED DAMAGES PARAGRAPH SHALL NOT BE APPLICABLE TO ANY INDEMNIFICATION OBLIGATIONS OF BUYER UNDER THIS AGREEMENT. IN THE EVENT THAT THIS TRANSACTION DOES NOT CLOSE DUE TO A DEFAULT UNDER THIS AGREEMENT ON THE PART OF BUYER, SELLER

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SHALL HAVE NO OBLIGATION TO RETURN TO BUYER ANY EXPENDED PORTION OF BUYER'S
SHELL CONTRIBUTION OR BUYER'S INTERIOR IMPROVEMENT CONTRIBUTION OR WHICH IS STILL IN THE BUILDING SHELL FUND OR INTERIOR IMPROVEMENT FUND AS OF THE DATE THIS AGREEMENT IS TERMINATED AS A RESULT OF BUYER'S BREACH OR DEFAULT UNDER THIS AGREEMENT (OR ANY OF THE EXHIBITS ATTACHED HERETO).

          Buyer's Initials   /s/ XXX    Seller's Initial   /s/ XXX
                             -------                       -------

     3.   Title to the Property.
          ---------------------

          (a) At the Closing, Seller shall convey to Buyer fee title to the Property by a duly executed and acknowledged Grant Deed substantially in the form attached hereto as EXHIBIT B (the "Grant Deed"). At Closing, Seller shall
                        ---------
cause Alliance Title Company in San Jose or its underwriter ("Title Insurer") to issue to Buyer a CLTA standard coverage owner's policy of title insurance in the amount of the Purchase Price plus Buyer's Shell Contribution and Interior Improvement Contribution, if any, insuring fee simple title to the Property, subject only to (i) such exceptions to title as Buyer shall approve pursuant to subparagraph 5(a) below, (ii) such exceptions as are shown on the approved parcel map creating the Land as a separate, legal parcel, (iii) that certain Declaration of Covenants, Conditions and Restrictions and/or Reciprocal Easement Agreement, as the case may be, which may be executed by Seller prior to the Closing and which is more particularly described below, (iv) any title matters caused or created by Buyer or its agents, employees or contractors, and (v) any title matters that would be shown on an accurate survey of the Land (collectively, the "Permitted Exceptions"). Any extended coverage or title endorsements desired by Buyer shall be obtained at Buyer's expense. Issuance of an ALTA extended coverage owner's policy of title insurance is not a condition to closing and, if Buyer desires such extended coverage, Buyer shall bear the cost of any ALTA survey required in order to issue to Buyer an ALTA extended coverage owner's policy of title insurance.

     Prior to the Closing hereunder, Seller intends to execute a Declaration of Covenants, Conditions or Restrictions and/or Reciprocal Easement Agreement (collectively, the "CC&Rs") to be recorded against the Land (and the Remainder Parcel) and which will provide for the operation, maintenance, repair and/or management of improvements to be used in common and/or on a non-exclusive basis by the owners, tenants and occupants of the Land and the Remainder Parcel (e.g. common driveways, parking spaces, storm drains and utilities). Among other things the CC&Rs shall likely provide that (i) each owner of the Land and the Remainder Parcel will be responsible for the repair and maintenance of its parcel, including any shared or jointly used facilities, (ii) if the number of parking spaces located on the Remainder Parcel or the number of parking spaces located on the Land does not satisfy the code requirements of the City of San Jose, then the owner and tenant(s) of the Remainder Parcel and Land, as the case may be, shall have the right to use, on a non-exclusive basis, a sufficient number of parking spaces located on the other parcel to satisfy the code requirements of the City of San Jose, and (iii) the owner and tenant(s) of the Remainder Parcel shall be entitled to use not less than 200 parking spaces on the Remainder Parcel (and if such 200 parking spaces are not located on the Remainder Parcel, then the owner and tenant(s) of the Remainder Parcel shall be entitled to use

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on a non-exclusive basis such number of parking spaces on the Land as are equal to the difference between 200 parking spaces and the number of parking spaces located on the Remainder Parcel).

          (b) Subject to and effective upon the Closing, Seller shall assign to Buyer and Buyer shall accept, all of Seller's right, title and interest, as of the Closing Date, in and to the following: (i)all plans and specifications for the Building Improvements and warranties and guaranties applicable to the Building Improvements, provided, however, that Seller reserves from the foregoing assignment such right, title and interest to the extent necessary to enable Seller to perform its post-Closing obligations as described in subparagraph 7(e) below and the full right, power and authority to pursue claims against parties who prepared such plans and specifications and issued such warranties and guaranties; and (ii) all governmental permits and approvals applicable to the Building Improvements. Such assignment and acceptance shall be on the terms and conditions set forth in an Assignment Agreement substantially in the form attached as EXHIBIT C ("Assignment Agreement"). Prior to the
                        ---------
Closing, Seller and Buyer shall execute and deliver to Escrow Agent two (2) originals of the Assignment Agreement.

     4.   Due Diligence and Time for Satisfaction of Conditions.
          -----------------------------------------------------

          (a) Due Diligence Period. Buyer shall have until December 20, 1999
              --------------------
(the "Due Diligence Period") to complete its due diligence investigations with respect to the Property. Seller has delivered to Buyer and Buyer acknowledges receipt of all of the items listed on EXHIBIT D attached hereto. Seller makes no
                                      ---------
representations regarding the accuracy or completeness of any of the studies, reports or other documents identified in EXHIBIT D. Notwithstanding anything in
                                         ---------
this Agreement to the contrary, Buyer shall have the right to terminate this Agreement at any time during the Due Diligence Period.

          (b) Access to Property. During the Due Diligence Period, Seller shall
              ------------------
afford authorized representatives of Buyer reasonable access to the Property for purposes of satisfying Buyer with respect to the representations, warranties and covenants of Seller contained herein and with respect to satisfaction of any Conditions Precedent to the Closing contained herein. Buyer hereby agrees to indemnify, defend and hold Seller and its members and lender holding a security interest in the Property harmless from and against any and all damages, losses, claims, actions, causes of action, liabilities, injuries to persons or property, costs or expenses (including, without limitation, reasonable attorney's fees and legal costs) arising out of or related to the activities of Buyer or any of its agents, employees, consultants, contractors or other representatives during their entry and investigations prior to the Closing. In the event this Agreement is terminated, Buyer shall restore the Property to the condition in which it was found. The obligations of Buyer under this subparagraph 4(b) shall survive the termination of this Agreement or the Closing, as applicable.

     Prior to any entry onto the Property by Buyer, or its agents, employees, consultants, contractors, or other representatives, Buyer shall obtain and maintain during the term of this Agreement, a general liability policy on an occurrence basis, identifying Seller as an additional insured, with a combined single limit of not less than One Million Dollars ($1,000,000). Buyer

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shall provide Seller with an insurance certificate evidencing such coverage prior to any entry by Buyer or its agents, employees, consultants or contractors on the Property. Such liability insurance policy of Buyer shall provide that the same shall not be cancelled or modified or scope of coverage reduced without at least thirty (30) days advance written notice to Buyer.

     5. Buyer's Conditions to Closing. The following conditions are precedent to
        -----------------------------
Buyer's obligation to purchase the Property (the "Conditions Precedent"):

          (a) Title. Buyer's review and approval of title to the Property during
              -----
the Due Diligence Period. Buyer acknowledges receipt of or shall obtain, if not previously provided by Seller to Buyer, a current preliminary title report coveting the Property issued by Escrow Holder, accompanied by copies of all documents referred to therein (collectively, the "Preliminary Report"). Buyer shall advise Seller in writing prior to the expiration of the Due Diligence Period if Buyer objects to any exceptions to title disclosed by the Preliminary Report. If Buyer fails to object to any title exceptions during the Due Diligence Period, then Buyer shall be deemed to have approved the condition of title to the Property and this condition shall be deemed satisfied. It is the intent of the parties that Title Insurer, Buyer and Seller shall agree on the form of the title policy to be issued to Buyer upon the Close of Escrow (the "Proforma Title Policy") during the Due Diligence Period. If Buyer does not elect to terminate this Agreement prior to the expiration of the Due Diligence Period, then Buyer shall be deemed to have approved the Proforma Title Policy (or waived the right to receive the same).

          (b) Physical Condition of Property. Buyer's review and approval, on or
              ------------------------------
prior to the expiration of the Due Diligence Period, of the physical condition of the Property, including the soil and groundwater conditions, the stability and load-bearing capacity of the soil, and the presence of Hazardous Materials (defined below), if any, on or under the Property or the potential for migration of Hazardous Materials onto the Property from other property in the area. To the extent the same have not already been delivered to Buyer as provided in Section 4(a) above, Seller shall, within three (3) days following execution of this Agreement, deliver or make available to Buyer, without representation or warranty as to accuracy or completeness, copies of any environmental reports, soils reports, and other studies in Seller's possession or control regarding the physical condition of the Property and copies of all permits and approvals obtained by Buyer related to the Property. Buyer's review of the Property may include such additional environmental tests as Buyer deems necessary, which shall be performed or arranged by Buyer at Buyer's sole expense, except that any invasive testing of the soils or groundwater (or building materials testing) shall require the prior consent of Seller.

          (c) Permits and Approvals. Buyer's review and approval, within the Due
              ---------------------
Diligence Period, of all governmental permits, approvals and other information relating to the development, construction, operation, use or occupancy of the Property (collectively, the "Permits"), and all zoning, land use, subdivision, environmental, building and construction laws and regulations restricting or regulating or otherwise affecting the use, occupancy or enjoyment of the Property. Promptly following the execution of this Agreement, Seller shall deliver to Buyer all Permits (including any applications therefor) which are in Seller's possession or control and thereafter promptly upon receipt thereof.

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          (d) Tentative Parcel Map Approval. On or before the Close of Escrow,
              -----------------------------
Seller shall have obtained approval from the City of San Jose of a tentative parcel map creating the Land and the Remainder Parcel as two separate, legal parcels, subject to conditions acceptable to Seller.

          (e) Site Development Permit. On or before the Close of Escrow, Seller
              -----------------------
shall have obtained approval from the City of San Jose of a site development permit applicable to the Land and building to be constructed thereon by Seller, subject to conditions acceptable to Seller.

          (f) Seller's Representations and Warranties. All of Seller's
              ---------------------------------------
representations and warranties contained in or made pursuant to this Agreement shall have been true and correct upon the execution of this Agreement and shall be true and correct as of the Closing Date.

          (g) Title Policy. As of the Closing Date, Title Insurer shall issue or
              ------------
be committed to issue a CLTA extended coverage owner's policy of title insurance insuring Buyer's title to the Property in the amount of the Purchase Price (and the expended portion, if any, of Buyer's Shell Contribution and Buyer's Interior Improvement Contribution) and subject only to the Permitted Exceptions (and other exceptions shown in the Proforma Title Policy approved by Buyer and any other exceptions to title approved by Buyer) ("Title Policy").

          (h) Substantial Completion. As of the Closing Date, the Building
              ----------------------
Improvements shall have been Substantially Completed substantially in accordance with the Building Plans and Interior Improvement Plans approved by Buyer and Seller.

     If any of the foregoing conditions are not satisfied or waived by Buyer within the time period set forth above (the "Condition Period"), Buyer shall have the right by notice to Seller prior to the expiration of the particular Condition Period for the unsatisfied condition, to terminate this Agreement and thereupon the Deposit and all interest thereon while in the Deposit Account (and the Buyer's Shell Contribution and Interior Improvement Contribution, if applicable) shall be returned to Buyer. Buyer's failure to so notify Seller prior to the expiration of the applicable Condition Period shall be deemed to be Buyer's approval of the condition.

     6.   Seller's Conditions Precedent. Seller's obligation to sell the
          -----------------------------
Property to Buyer is subject to the satisfaction of the following conditions precedent'

          (a) Parcel Map Approval. On or before the Close of Escrow, Seller
              -------------------
shall have obtained approval from the City of San Jose of a parcel map creating the Land and the Remainder Parcel as two separate, legal parcels, subject to conditions acceptable to Seller.

          (b) Site Development Permit. On or before the Close of Escrow, Seller
              -----------------------
shall have obtained approval from the City of San Jose of a site development permit applicable to the Land and building to be constructed thereon by Seller, subject to conditions acceptable to Seller.

                                      -6-
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          (c) Buyer's Performance of Obligations. Buyer shall have performed and
              ----------------------------------
complied with in all material respects all of the covenants and agreements required by this Agreement to be performed and complied with by it within the applicable time period set forth in this Agreement (or any of the Exhibits attached hereto) for performance of or compliance with such covenants and agreements. All of Buyer's representations and warranties contained in or made pursuant to this Agreement shall have been true and correct upon the execution of this Agreement and shall be true and correct as of the Closing Date.

     If any of the conditions in subparagraphs 6(a) or 6(b) are not satisfied prior to the Close of Escrow hereunder, Seller shall have the right by notice to Buyer prior to the Close of Escrow, to terminate this Agreement and thereupon the Deposit and all interest thereon while in the Deposit Account (and the Buyer's Shell Contribution and Interior Improvement Contribution, if applicable) shall be returned to Buyer. If the condition in subparagraph 6(c) is not satisfied (or waived in writing by Seller), then Seller shall have the right by notice to Buyer to terminate this Agreement and thereupon the Deposit and all interest thereon while in the Deposit Account shall be released to or retained by Seller as liquidated damages (and Seller shall have no obligation to return to Buyer any expended portion of Buyer's Shell Contribution or Buyer's Interior Improvement Contribution or which is still in the Building Shell Fund or Interior Improvement Fund as of the date this Agreement is terminated as a result of Buyer's breach or default under this Agreement or any of the exhibits attached hereto).

     7.   Construction of Building Improvements.
          -------------------------------------

          (a) Building Improvements. Prior to the Closing, Seller shall complete
              ---------------------
the following improvements to the Land, free from all liens and claims (collectively, "Building Improvements"), in accordance with the terms of the Construction Agreement attached hereto as EXHIBIT E, which shall be executed by
                                          ---------
Buyer and Seller contemporaneously herewith:

          (i) Grading, installation of underground utilities and preparation of the Land for building foundations, in accordance with plans and specifications prepared by Seller's project architect ("Project Architect");

          (ii) A "Building Shell," as defined in the Construction Agreement, sufficient to accommodate approximately 91,694 square feet of rentable area, more or less, in accordance with plans and specifications prepared by the Project Architect (as described in the Construction Agreement) and the definition of Building Shell attached to the Construction Agreement as Exhibit E-3;

          (iii) Certain "Land Improvements," as defined in the Construction Agreement, including surface parking areas, landscaping, drainage, irrigation, utility service laterals, lighting, curbs, gutters, walkways, driveways, retaining walls, fencing and gates, planters, sign monuments, and other improvements, in accordance with plans and specifications prepared by the Project Architect and in accordance with the "Sitework" element of the Building Shell definition attached to the Construction Agreement as Exhibit E-3; and

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          (iv) Certain "Interior Improvements," as defined in the Construction
Agreement, in accordance with plans and specifications to be prepared by the Seller's architect who shall be approved by Buyer and Seller.

          (b) Building Improvements Costs. The total cost of construction for
              ---------------------------
the Land Improvements and the Building Shell including, without limitation, direct costs of construction, the general contractor's fee, on-site supervision and overhead, architectural and engineering fees, permits, and insurance shall be paid by Seller and Buyer as follows: Seller shall provide an allowance of Fifty and 00/100 Dollars ($50.00) per square foot of Building Shell ("Building Shell Allowance") to be applied to the hard costs of constructing the Building Shell (and the Land Improvements) only. For purposes of this Agreement and the Construction Agreement attached hereto as EXHIBIT E, the parties agree that the
                                          ---------
hard costs of constructing the Building Shell (and the Land Improvements) shall be equal to the contract price for the Building Shell and Land Improvements to be set forth in a construction contract to be entered into between Seller and Seller's general contractor, South Bay Construction Company, an affiliate of Seller, and shall include, without limitation, a profit and overhead fee to be paid to South Bay Construction Company equal to 4.5% of such costs of construction. Seller will be responsible for the payment of all costs of obtaining approvals for the construction of the Building Shell (and Land Improvements), all costs of designing the Building Shell and Land Improvements (including, without limitation, architectural and engineering fees for the Building Shell and Land Improvements) and costs of testing and inspection; it being understood and agreed that the Building Shell Allowance shall not be applicable to such costs of obtaining approvals for the construction of the Building Shell or Land Improvements, costs of designing the Building Shell or Land Improvements or costs of testing and inspection. If the hard costs of constructing the Building Shell and Land Improvements are less than the Building Shell Allowance, then such savings shall be credited to Buyer in the form of a reduction in the Purchase Price of the Property. Buyer shall pay for that portion of the total hard costs of constructing the Building Shell and Land Improvements which is in excess of the Building Shell Allowance ("Buyer's Shell Contribution"). Prior to the commencement of construction of the Building Shell and Land Improvements, Buyer shall deposit Buyer's Shell Contribution in an interest-bearing operating account to be established for the collection and disbursement of funds in connection with the Building Shell (and Land Improvements). The term "Building Shell Fund" shall mean the aggregate of (i) the Building Shell Allowance (or the construction loan proceeds of Seller allocated thereto) and (ii) Buyer's Shell Contribution. The hard costs of construction of the Building Shell and Land Improvements shall be paid from the Building Shell Fund in accordance with the terms of the Construction Agreement which shall provide that the hard costs of constructing the Building Shell (and Land Improvements) shall be paid out of the Building Shell Fund in the same ratio as the contributions required to be made to the fund (the "Building Shell Contribution Ratios"). If the hard costs of constructing the Building Shell (and Land Improvements") exceeds the amount of funds in the Building Shell Fund, then Buyer shall pay such shortfall to Seller within five (5) days following receipt of written invoice(s) or statements from Seller setting forth the amount of such shortfall.

     The total cost of designing and construction for the Interior Improvements including, without limitation, direct costs of construction, the general contractor's fee, on-site supervision

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and overhead, architectural and engineering fees, permits, and insurance shall be paid by Seller and Buyer as follows: Seller shall provide an allowance of Thirty and 00/100 Dollars ($30.00) per square foot of Building Shell to be applied toward the total cost of the Interior Improvements ("Interior Improvements Allowance"). The costs of constructing the Interior Improvements will include, without limitation, a profit and overhead fee to be paid to Seller's general contractor, South Bay Construction Company, equal to 4.5% of such costs of construction of the Interior Improvements. Seller anticipates that the Interior Improvements Allowance will be funded with proceeds of the loan to be provided by Seller's construction lender. Buyer shall pay for that portion of the total cost of the Interior Improvements which is in excess of the Interior Improvements Allowance ("Buyer's Interior Improvement Contribution"). At the time when invoices for the Interior Improvement work first become due and payable (or, if earlier, when required by the construction lender), Buyer shall deposit Buyer's Interior Improvement Contribution in an interest-bearing operating account to be established for the collection and disbursement of funds in connection with the Interior Improvements. The term "Interior Improvement Fund" shall mean the aggregate of (i) the Interior Improvements Allowance (or the construction loan proceeds allocated thereto) and (ii) Buyer's Interior Improvement Contribution. The cost of the Interior Improvements shall be paid from the Interior Improvement Fund in accordance with the terms of the Construction Agreement which shall provide that the Interior Improvements cost shall be paid out of the Interior Improvement Fund in the same ratio as the contributions required to be made to the fund (the "Interior Improvement Contribution Ratios"). For example, if Buyer's Interior Improvement Contribution is $916,940 and the Interior Improvement Allowance is $2,750,820, then 25% (i.e., 916,940/3,667,760) of each dollar disbursed from the Interior Improvement Fund would come from Buyer's Interior Improvement Contribution and 75% (i.e., 2,750,820/3,667,760) of each dollar disbursed from the Interior Improvement Fund would come from the Interior Improvement Allowance. If the total costs to design and construct the Interior Improvements is less than the Improvement Allowance, then any unused or undisbursed portion of the Interior Improvement Allowance will not be advanced or made available by Seller. If the costs of constructing the Interior Improvements exceeds the amount of funds in the Interior Improvement Fund, then Buyer shall pay such shortfall to Seller within five (5) days following receipt by Buyer's Representative of written invoice(s) or statements from Seller setting forth the amount of such shortfall.

     If, at any time prior to the Closing, Buyer defaults under this Agreement and this Agreement is terminated as a result thereof, Seller shall retain all right, title and interest in and to the Land Improvements, the Building Shell, the Interior Improvements and the remaining balance in the Building Shell Fund and the Interior Improvement Fund; provided that such rights shall be subject to the rights of Seller's construction lender, if any, as to the same. In such case, Seller shall have no obligation to reimburse or refund to Buyer for any portion of Buyer's Shell Contribution or Buyer's Improvements Contribution which may have been expended prior to the date this Agreement is terminated or which was still in the Building Shell Fund or Interior Improvement Fund as of the date this Agreement is terminated as a result of Buyer's default.

          (c) Building Shell Plans. The Building Shell and Land Improvements
              --------------------
shall be constructed in accordance with the terms of the definition of Building Shell attached to the Construction Agreement as Exhibit E-3 and the Project Scope drawings described in Exhibit E-2 to the Construction Agreement. Buyer hereby acknowledges that, prior to the execution of this Agreement, Buyer approved the definition of Building Shell attached to the Construction Agreement as Exhibit E-3 and the Project Scope drawings described in Exhibit E-2 to the Construction Agreement. Contracts. No changes shall be made by Buyer to such Project Scope drawings referred to in Exhibit E-2 to the Construction Agreement.

          (d) Substantial Completion. The Building Improvements shall be deemed
              ----------------------
substantially completed upon the date which is the earlier to occur of the following: (i) the date the City has completed its final inspection of the Building improvements and approved the Building Improvements for occupancy (i.e., as evidenced by the inspector's signature in the appropriate box on the Building Permit Inspection Record which indicates that Buyer may legally occupy the Building; (ii) the date the Project Architect and Project Contractor have certified that the Building Improvements have been substantially completed in accordance with the final plans and specifications, as described in the Construction Agreement, except for any punch list items, (iii) the date the Building Improvements would have been completed but for any Buyer Caused Delay (as defined in the Construction Agreement), or (iv) the date Buyer occupies the Building Shell for the purpose of conducting its business therein.

          (e) Post-Closing Obligations. As soon as reasonably possible after
              ------------------------
Closing, Seller shall at Seller's cost, complete the following: (i) cause any uncompleted "Punch List" items (as described in Section 6.4 of the Construction Agreement) to be completed in accordance with the final plans and specifications, free from all liens and claims; and (ii) cause the City to issue a certificate of occupancy, or its equivalent for the Building Improvements. If Seller disburses any portion of the Interior Improvement Allowance after the Closing (which it shall not be obligated to do hereunder) to cover costs of constructing any Interior Improvements constructed prior to or following the Closing, then Buyer shall pay to Seller, as additional consideration for the Property, within fifteen (15) days following the receipt of written invoice(s) or statement(s) evidencing the costs so incurred, the amount of such Interior Improvement Allowance so disbursed or paid by Seller following the Closing.

          (f) Mechanic's Lien. If Buyer receives notice, after Closing, of any
              ---------------
mechanics' or materialmen's lien recorded against the Property, or any claim of such a lien, arising out of Seller's construction of the Building Improvements, Buyer shall give prompt written notice thereof to Seller. Seller shall remove any such lien (or provide to Buyer a bond insuring against any damage to Buyer as a result of foreclosure of such lien) within thirty (30) days after Seller's receipt of such notice; provided, however, Seller shall have no obligation to remove or bond over such lien if such lien arises as a result of Buyer failing or refusing to pay its share of the costs of the Building Improvements, or applicable portion thereof. Buyer shall not file or pursue any claim under the Title Policy relating to any such lien prior to giving the notice and providing the cure period described above to Seller, but the provisions of this subparagraph 7(f) are not intended to waive or adversely affect Buyer's rights or remedies under such Title Policy.

          (g) Damage or Destruction. If, prior to the Closing Date, any part of
              ---------------------
the improvements on the Property is damaged or destroyed by fire or other casualty, Seller shall promptly give notice thereof to Buyer. If due to such damage or destruction Seller or its Project Contractor reasonably determines that Project Contractor will be delayed in substantially completing the Building Improvements beyond March 30, 2001, or if the damage or destruction is caused by an uninsured casualty, then Seller may elect, by delivering written notice to Buyer, to terminate this Agreement, in which event neither party shall have any further rights or obligations hereunder and Buyer shall be entitled to recover its Deposit and all interest earned thereon. If Seller does not deliver such written notice of termination, then: (1) this Agreement shall remain in full force and effect; (2) Seller shall restore the Property; and (3) the parties shall continue performance under this Agreement, without modification of any of its terms and without any reduction in the Purchase Price. Seller shall have no liabilities or obligations to Buyer, and Buyer shall have no claims for damages or other remedies against Seller, as a result of such damage or destruction of the Property. Seller agrees to maintain (either directly or by requiting the Project Contractor to maintain) an all-risk insurance policy on the Building Improvements in an amount equal to the replacement cost of the same. Seller agrees to have Buyer named as an additional insured on such insurance policy; provided that Buyer's right to any insurance proceeds shall be specifically subject to the rights of Seller's construction lender under Seller's construction loan, and limited to Buyer's Building Shell Contribution Ratio and Buyer's Interior Improvement Contribution Ratio (as defined in subparagraph 7(b) above), as the case may be, times the insurance proceeds available to Seller and Buyer; provided in no event shall Buyer receive insurance proceeds in excess of Buyer's Shell Contribution (for damage to the Building Shell) actually expended or in excess of Buyer's Interior Improvement Contribution (for damage to the Interior Improvements) actually expended.

          (h) Possession. Possession of the Property shall be delivered by
              ----------
Seller to Buyer on the Closing Date immediately upon the recordation of the Grant Deed. All risk of loss and damage to the Property from whatever source shall be the sole responsibility of Buyer after the Closing. On the Closing Date, Seller shall deliver to Buyer (or to Escrow Agent for the benefit of Buyer): (i) copies of the as-built plans and specifications for the Building Improvements and other documentation required to be delivered to be delivered to Seller under contract(s) with the Project Contractor; and (ii) keys, codes and combinations for locks or security devices for the Building Improvements, to the extent under Seller's control, (iii) the documents listed in subparagraph 8(c) below, and (iv) copies of all other information and documents relating to the Property which are in Seller's possession.

     8.   Closing and Escrow. Alliance Title Company located at 1732 North
          ------------------
First Street, Suite 175, San Jose, CA. 95112, is designated and authorized to act as "Escrow Agent" pursuant to the terms of this Agreement. Within three (3) days after execution of this Agreement by Buyer and Seller, the parties hereto shall deposit an executed counterpart of this Agreement with Escrow Agent and this Agreement shall serve as instructions to Escrow Agent for consummation of the purchase and sale contemplated hereby. Seller and Buyer agree to execute such additional escrow instructions as may be appropriate to enable the Escrow Agent to comply with the terms of this Agreement; provided, however, that in the event of any conflict between the provisions of this Agreement and any supplementary escrow instructions, the terms of this Agreement shall control.

          (a) Closing Date. The Closing shall occur on a date five (5) days
              ------------
following the Substantial Completion of the Building Improvements (as defined above) (the "Closing Date"). Seller shall exercise diligent efforts to break ground on the Building Shell not later than April 1, 2000 and exercise diligent efforts to substantially complete the Building Shell, Land Improvements and Tenant Improvements by October 1, 2000. Seller makes no representation or warranty as to the exact date ground will be broken on the Building Shell or the exact date the Building Improvements will be Substantially Completed, and Seller shall have no liability to Buyer if the actual Closing .Date does not occur on or before October 1, 2000. The Close of Escrow on the Property (or the closing of escrow or the Closing on the Property) shall mean the recordation of the Grant Deed covering the Land and the Building Improvements constructed thereon. The date escrow closes or the date of closing of escrow hereunder shall be the date on which the Grant Deed describing the Land and Building Improvements is recorded.

          (b) Buyer-Caused Delays. In the event the Building Improvements are
              -------------------
not completed by October 1, 2000 due to a Buyer-Caused Delay (as defined in the Construction Agreement), then Buyer shall be responsible for paying the interest incurred on the construction loan of Seller for the number of days of delay attributable to a Buyer-Caused Delay. When the total number of days of delay attributable to Buyer-Caused Delay equal or exceed, or when a proposed change by Buyer to the Building Improvements will cause the total number of days of delay attributable to Buyer-Caused Delay to equal or exceed, sixty (60) days, Seller shall have no obligation to implement the proposed and future changes requested by Buyer to the extent they would further delay the Close of Escrow and may proceed to complete the Project without incorporating such requested changes.

          The parties hereto agree that Seller shall be responsible for paying the interest incurred on Seller's construction loan for the number of days of delay attributable to a Seller Caused Delay (as defined in the Construction Agreement) and/or a Force Majeure Delay (as defined in the Construction Agreement). Seller shall not be responsible for any costs, expenses, damages or liabilities incurred by Buyer as a result of a Force Majeure Delay and Buyer agrees that it shall be responsible for any direct or indirect costs, expenses or damages attributable to such Force Majeure Delay, such as leasing additional space and/or the payment of holdover rent at its existing space.

          (c) Delivery of Seller's Document. At or before the Closing (except to
              -----------------------------
the extent otherwise specifically provided below), Seller shall deliver to Buyer (or to Escrow Agent for the benefit of Buyer) the following:

               (i) a duly executed and acknowledged Grant Deed, conveying title to the Property to Buyer;

               (ii)  two (2) duly executed originals of the Assignment
Agreement;

               (iii) An affidavit pursuant to Section 1445(b)(2) of the Internal Revenue Code that Seller is not a "foreign person" within the meaning of Section 1445(f)(3) of the Internal Revenue Code;

               (iv) A properly executed California Form 590 certifying that Seller has a permanent place of business in California or is qualified to do business in California. If Seller fails to deliver any such Form 590, Buyer shall not be excused from its obligation to consummate the transactions contemplated herein, but rather may deduct and withhold from the Purchase Price an amount equal to three and one-third percent (3 1/3%) of the "sales price of the California real property conveyed" in connection with the transactions contemplated herein, as defined and required by the State Withholding Provisions; and

               (v) Title Policy to be issued by Title Insurer.

          (d) Deliver of Purchase Price. At or before the Closing, Buyer shall
              -------------------------
deliver to Seller:

               (i)  the Purchase Price; and

               (ii) two (2) duly executed originals of the Assignment Agreement.

          (e) Designation Agreement. Seller and Buyer shall each deposit such
              ---------------------
other instruments as are reasonably required by the escrow holder or otherwise required to close the escrow and consummate the purchase of the Property in accordance with the terms hereof, including, without limitation, an agreement (the "Designation Agreement") designating Escrow Agent as the "Reporting Person" for the transaction pursuant to Section 6045(e) of the Internal Revenue Code, and executed by Seller, Buyer and Escrow Agent. The Designation Agreement shall be substantially in the form attached hereto as Exhibit F.
                                                ---------

          (f) Prorations. General real estate taxes and assessments payable for
              ----------
fiscal year 2000-2001 shall be prorated between Seller and Buyer as of the Closing Date based on the most recent official information available in the office of the taxing entity. Buyer shall be solely responsible for any supplemental assessments that may be imposed against the Property as a result of the sale of the Property to Buyer.

          (g) Closing Costs. Seller shall pay the Santa Clara County documentary
              -------------
transfer tax and the premium for a CLTA standard owner's policy of title insurance (and Buyer shall pay the excess premium associated with the issuance of an ALTA owner's extended coverage Title Policy, if obtained by Buyer). City of San Jose transfer taxes shall be paid fifty percent (50%) by Buyer and fifty percent (50%) by Seller. All other costs and charges of the escrow for the sale not otherwise provided for in this subparagraph 8(g) or elsewhere in this Agreement (including, without limitation, escrow fees and recording fees) shall be allocated in accordance with the closing customs for Santa Clara County. Each party shall bear its own attorney's fees incurred in connection with the drafting and negotiation of this Agreement.

     9.   Representations and Warranties of Seller. Seller hereby represents and
          ----------------------------------------
warrants to and covenants with Buyer as follows:

          (a) Authority. Seller is a limited liability company duly organized
              ---------
and validly existing and in good standing under the laws of the State of California; this Agreement and all documents executed by Seller which are to be delivered to Buyer at the Closing are and at the time of Closing will be duly authorized, executed and delivered by Seller, are and at the time of Closing will be legal, valid and binding obligations of Seller enforceable against Seller in accordance with their respective terms, and do not, and at the time of Closing will not, violate any provision of any agreement or judicial order to which Seller or the Property is subject.

          (b) Governmental Proceedings. As of the date of execution of this
              ------------------------
Agreement, Seller has received no written notice of any condemnation, zoning or other land-use regulation proceedings, either instituted or planned to be instituted, which would detrimentally affect the use or operation of the Property, nor has Seller received written notice of any special assessment proceedings affecting the Property (other than as set forth in the Preliminary Report). From the date hereof through the Closing Date, Seller shall notify Buyer promptly of any such proceedings of which Seller becomes aware.

          (c) Litigation. There is no litigation pending or, to the best of
              ----------
Seller's knowledge, threatened against Seller or the Property that might detrimentally affect the use or operation of the Property for its intended purpose or the ability of Seller to perform its obligations under this Agreement. From the date hereof through the Closing Date, Seller shall notify Buyer promptly of any such litigation of which Seller becomes aware.

          (d) No Other Sales Contracts. Seller has not entered into any other
              ------------------------
contracts for the sale of the Property, other than this Agreement, and to the actual knowledge of Seller, no other person or entity has any right of first refusal, option or other preferential right to purchase the Property or any interest therein.

          (e) Non-Foreign Person. Seller is not a "foreign person" within the
              ------------------
meaning of Section 1445(f)(3) of the Internal Revenue Code.

          (f) Hazardous Materials. Seller has received no written notice that
              -------------------
the Property is in violation of any federal, state local or administrative agency ordinance, law, role, regulation, order or requirement relating to environmental conditions or Hazardous Materials. For the purposes hereof, "Hazardous Material" shall mean any substance, chemical, waste or other material which is listed, defined or otherwise identified as "hazardous" or "toxic" under any federal, state, local or administrative agency ordinance or law, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. (S)9601 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. (S)6901 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. (S)1251 et seq.; California Hazardous Substance Account Act, California Health & Safety Code (S)25300 et seq.; California Hazardous Waste Control Law, California Health & Safety Code (S)22100 et seq.; California Porter-Cologne Water Quality Act, California Water Code (S)13000 et seq.; California Underground Storage Tank Act, California Health & Safety Code (S)25280 et seq.; or any regulation, order, rule or requirement adopted thereunder, as well as any formaldehyde, urea, polychlorinated biphenyl, petroleum, petroleum product or by-product, crude oil, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel or mixture thereof, radon, and asbestos.

          (g) Bankruptcy. There are no attachments, execution proceedings,
              ----------
assignments for the benefit of creditors, insolvency, bankruptcy, or similar proceedings pending or, to the actual knowledge of Seller, threatened against Seller. From the date hereof through the Closing Date, Seller shall notify Buyer promptly of any such proceedings of which Seller becomes aware.

     For the purposes of the representations and warranties made pursuant to this paragraph 9, a statement that a fact is true to "the actual knowledge of Seller" means that neither Scott Trobbe nor James Mair actually knows such statement to be untrue. Except for the representations and warranties set forth in this paragraph 9 or elsewhere in this Agreement or any document delivered pursuant to the terms of this Agreement, Seller makes no warranties or representations regarding the Property, including the physical, economic or other characteristics of the Property.

     If, prior to the Close of Escrow hereunder, Buyer discovers or is informed of any fact or condition which would make any of Seller's representations or warranties in this paragraph 9 untrue or inaccurate in a material respect, and such fact or condition is material to Buyer's decision whether to purchase the Property, then Buyer shall have the right to terminate this Agreement by delivery of written notice to Seller within ten (10) days following the date such fact or condition is discovered or becomes known to Buyer. Time is of the essence as to the delivery of such notice of termination. If Buyer timely delivers such notice of termination, then all rights and obligations hereunder shall cease (except for those that expressly survive termination of this Agreement) and, as Buyer's sole and exclusive remedy, the Deposit shall be returned to Buyer and Seller shall refund to Buyer its Building Shell Contribution and Interior Improvement Contribution. If, prior to the Close of Escrow hereunder, Buyer discovers or is informed of any fact or condition which would make any of Seller's representations or warranties in this paragraph 9 untrue or inaccurate in a material respect and Buyer does not terminate this Agreement as provided above based on a breach by Seller of any such representation or warranty, then Buyer shall be deemed to have waived all rights and remedies available against Seller with respect to any breach of any representation or warranty set forth in paragraph 9 above.

     Buyer hereby acknowledges that, as of the close of escrow hereunder, it shall have inspected the Property and observed its physical characteristics and conditions. As of the close of escrow, Buyer waives any and all objections to said physical characteristics and conditions of the Property which would reasonably be disclosed by such inspection. Buyer hereby agrees that if Buyer or any of its agents, employees or consultants discover any Hazardous Materials on, in or under the Land or Improvements in connection with its investigation or environmental assessment of the Property under Section 4(b) above or otherwise (excepting therefrom any Hazardous Materials caused to be present in, on or under the Land or Improvements by Seller or its agents or employees), and if Buyer elects nevertheless to close escrow under this Agreement (and escrow so closes), then Seller shall have no obligation to Buyer hereunder to clean up or remediate such environmental conditions so discovered by Buyer or its agents, employees or consultants (and not caused to be present by Seller or its agents or employees) and Buyer waives all claims against

Seller with respect to such Hazardous Materials so discovered by Buyer or its agents, employees or consultants. Buyer further acknowledges and agrees that, if escrow closes hereunder, the Property shall be accepted by Buyer in its then "as is" condition and that no physical, environmental, title or economic condition of the Property shall affect the rights of either party hereto. As of the close of escrow hereunder, Buyer shall have investigated and possessed knowledge of operative or proposed governmental laws and regulations including, without limitation, zoning, environmental and land use laws and regulations to which the Property may be subject. Except for those representations and warranties set forth in Section 9 above, Buyer has neither received nor relied upon any representations concerning such laws and regulations made by Seller or any other person acting on or in behalf of Seller.

     BUYER SPECIFICALLY ACKNOWLEDGES AND AGREES BUYER IS NOT RELYING ON ANY
                                                         ---
REPRESENTATIONS OR WARRANTIES OF ANY KIND WHATSOEVER, EXPRESS (EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT) OR IMPLIED, FROM SELLER, ITS AGENTS, OR BROKERS AS TO ANY MATTERS CONCERNING THE PROPERTY, INCLUDING WITHOUT LIMITATION:
(I) THE QUALITY, NATURE, ADEQUACY AND PHYSICAL CONDITION OF THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, THE STRUCTURAL ELEMENTS, FOUNDATION, ROOF, APPURTENANCES, ACCESS, LANDSCAPING, PARKING FACILITIES AND THE ELECTRICAL, MECHANICAL, HVAC, PLUMBING, SEWAGE, AND UTILITY SYSTEMS, FACILITIES AND APPLIANCES, (II) THE QUALITY, NATURE, ADEQUACY, AND PHYSICAL CONDITION OF SOILS, GEOLOGY AND ANY GROUNDWATER, (III) THE EXISTENCE, QUALITY, NATURE, ADEQUACY AND PHYSICAL CONDITION OF UTILITIES SERVING THE PROPERTY, (IV) THE DEVELOPMENT POTENTIAL OF THE PROPERTY, AND THE PROPERTY'S USE, HABITABILITY, MERCHANTABILITY, OR FITNESS, SUITABILITY, VALUE OR ADEQUACY OF THE PROPERTY FOR ANY PARTICULAR PURPOSE, (V) THE ZONING OR OTHER LEGAL STATUS OF THE PROPERTY OR ANY OTHER PUBLIC OR PRIVATE RESTRICTIONS ON USE OF THE PROPERTY, (VI) THE COMPLIANCE OF THE PROPERTY OR ITS OPERATION WITH ANY APPLICABLE CODES, LAWS, REGULATIONS, STATUTES, ORDINANCES, COVENANTS, CONDITIONS AND RESTRICTIONS OF ANY GOVERNMENTAL OR QUASI-GOVERNMENTAL ENTITY OR OF ANY OTHER PERSON OR ENTITY,
(VII) THE PRESENCE OF HAZARDOUS MATERIALS ON, UNDER OR ABOUT THE PROPERTY OR THE ADJOINING OR NEIGHBORING PROPERTY, (VIII) THE QUALITY OF ANY LABOR AND MATERIALS USED IN ANY IMPROVEMENTS ON THE PROPERTY, (IX) THE CONDITION OF TITLE TO THE PROPERTY, AND (X) THE ECONOMICS OF THE OPERATION OF THE PROPERTY. BUYER ACKNOWLEDGES THAT IT SHALL USE ITS INDEPENDENT JUDGMENT AND MAKE ITS OWN DETERMINATION AS TO THE SCOPE AND BREATH OF THE DUE DILIGENCE INVESTIGATION WHICH IT SHALL MAKE RELATIVE TO THE PROPERTY. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, BUYER SHALL RELY UPON ITS OWN INVESTIGATION OF THE PHYSICAL, ENVIRONMENTAL, ECONOMIC AND LEGAL CONDITION OF THE PROPERTY (INCLUDING, WITHOUT LIMITATION, WHETHER THE PROPERTY IS LOCATED IN ANY AREA WHICH IS DESIGNATED AS A SPECIAL FLOOD HAZARD

AREA, DAM FAILURE INUNDATION AREA, EARTHQUAKE FAULT ZONE, SEISMIC HAZARD ZONE, HIGH FIRE SEVERITY AREA OR WILDLAND FIRE AREA, BY ANY FEDERAL, STATE OR LOCAL AGENCY). BUYER UNDERTAKES AND ASSUMES THE RISKS ASSOCIATED WITH ALL MATTERS PERTAINING TO THE PROPERTY'S LOCATION IN ANY AREA DESIGNATED AS A SPECIAL FLOOD HAZARD AREA, DAM FAILURE INUNDATION AREA, EARTHQUAKE FAULT ZONE, SEISMIC HAZARD ZONE, HIGH FIRE SEVERITY AREA OR WILDLAND FIRE AREA, BY ANY FEDERAL, STATE OR LOCAL AGENCY. THE PROVISIONS OF THIS PARAGRAPH SHALL INDEFINITELY SURVIVE THE CLOSE OF ESCROW HEREUNDER OR TERMINATION OF THIS AGREEMENT AND SHALL NOT BE MERGED INTO THE GRANT DEED.

     Without limiting the above, as of the Close of Escrow, Buyer waives on behalf of itself and its agents, employees, affiliates, partners, shareholders, members, successors and assigns, any and all right to recover from Seller and from Seller's members, the affiliates of Seller and the members, partners, trustees, shareholders, directors, officers, employees and agents of each of them (collectively, the "Seller Related Parties"), and forever releases and discharges Seller and the Seller Related Parties from any and all damages, claims, losses, liabilities, penalties, fines, liens, judgments, costs or expenses whatsoever (including, without limitation, attorneys' fees and costs), whether direct or indirect, known or unknown, foreseen or unforeseen, that may arise on account of or in any way be connected with the Property, including without limitation title to the Property, the physical condition of the Property or any law or regulation applicable thereto (including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601 et seq.), the Resource Conservation and
                                 -- ---
Recovery Act of 1976 (42 U.S.C. Sections 6901 et seq.), the Federal Water
                                              -- ---
Pollution Control Act (33 U.S.C. Sections 1251 et seq.), the Toxic Substance
                                               -- ---
Control Act (15 U.S.C. Sections 2601 et seq.), the California Hazardous Waste
                                     -- ---
Control Law (California Health and Safety Code Sections 25100 et seq.), the
                                                              -- ---
Porter-Cologne Water Quality Control Act (California Water Code Sections 13000

et seq.), and the Safe Drinking Water and Toxic Enforcement Act (California
-- ---
Health and Safety Code Section 25249.5 et seq.)). The above waiver and release
                                       -- ---
shall not constitute a waiver or release of any warranty claims that Buyer may have against South Bay Construction Company or any of its subcontractors or the Project Architect based on the design or construction of the Building Improvements.

          In connection with the immediately preceding paragraph, Buyer expressly waives the benefits of Section 1542 of the California Civil Code, which provides as follows: "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

          Buyer's Initial   /s/ XXX   Seller s Initials   /s/ XXX
                            -------                       -------

     10.  Representation and Warranties of Buyer. Buyer hereby represents and
          --------------------------------------
warrants to Seller as follows: this Agreement and all documents executed by Buyer which are to be delivered to Seller at the Closing are or at the time of Closing will be duly authorized, executed and delivered by Buyer, and are or at the Closing will be legal, valid and binding obligations of Buyer, and do not and at the time of Closing will not, violate any provisions of any agreement or judicial order to which Buyer is subject.

     11.  Cooperation. Seller hereby irrevocably authorizes Buyer and its
          -----------
agents during the Due Diligence Period to make all inquiries with and applications to any third party, including any governmental authority, as Buyer may reasonably require to complete its due-diligence. Buyer shall cooperate and do all acts as may be reasonably required or requested by Seller with regard to Seller's obtaining its contemplated construction loan from its construction lender. Buyer agrees to execute any documents which may be reasonably required by Seller's construction lender as a condition to making the construction loan.

     12.  General.
          -------

          (a) Notices. Any notice, consent or approval required or permitted to
              -------
be given undo this Agreement shall be in writing and shall be deemed to have been given upon (i) hand delivery, or (ii) one (1) day after being deposited with Federal Express or another reliable overnight courier service or transmitted by facsimile telecopy, and addressed as follows:

If to Seller:    Enzo Drive, LLC
                 511 Division Street
                 Campbell, CA 95008
                 Attn: Dan Rosenbaum and Scott Trobbe
                 Phone: 408-379-0400
                 Fax: 408-379-3229

With a copy to:  Berliner Cohen
                 10 Almaden Blvd., 11th Floor
                 San Jose, CA 95113
                 Attn: Sam Farb, Esq.
                 Phone: 408-286-5800
                 Fax: 408-998-5388

If to Buyer:     Sunrise Telecom
                 22 Great Oaks Boulevard
                 San Jose, CA 95119
                 Attn: Peter Eidelman
                 Phone: 408-363-8000
                 Fax: 408-363-8313

or such other address as either party may from time to time specify in writing to the other.

          (b) Brokers and Finders. Neither party has had any contact or dealings
              -------------------
regarding the Property, or any communication in connection with the subject matter of this transaction, through any real estate broker, agent or person other than CPS who can claim a right to a commission or finder's fee in connection with the sale contemplated herein. If, and only if, escrow closes hereunder, then Seller shall pay CPS a brokerage commission pursuant to the terms of a separate written agreement between Seller and CPS. If any broker or finder perfects a claim for a commission or finder's fee based upon any such contact, dealings or communication, the party through whom the broker or finder makes its claim shall be responsible for said commission or fee and all costs and expenses (including reasonable attorneys' fees) incurred by the other party in defending against the same. The provisions of this paragraph shall survive the Closing.

          (c) Successors and Assigns. This Agreement may not be assigned by
              ----------------------
Buyer without Seller's prior written consent. Notwithstanding the foregoing, Seller agrees that Buyer may assign its rights under this Agreement to an "Affiliate" of Buyer; provided that such an assignment shall not relieve Buyer from any of its obligations hereunder and Seller shall continue to have the right to proceed directly against Buyer in the event Buyer's Affiliate fails to timely perform any of the Buyer's obligations hereunder. For purposes of the subparagraph 11 (c) the term "Affiliate" shall mean a legal entity which is controlled by, is under common control with, or which controls Buyer. This Agreement may be assigned by Seller to an entity approved by Buyer (which approval shall not be unreasonably withheld or delayed). Seller hereby agrees that Buyer shall not be deemed unreasonable if Buyer fails to approve an assignment of this Agreement by Seller to a third party, where such third party does not have a net worth at least equal to that of Seller as of the date of execution of this Agreement. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs, administrators and assigns.

          (d) Amendments. Except as otherwise provided herein, this Agreement
              ----------
may be amended or modified only by a written instrument executed by Seller and Buyer.

          (e) Governing Law. This Agreement shall be governed by and construed
              -------------
in accordance with the laws of the State of California.

          (f) Merger of Prior Agreements. This Agreement and the exhibits hereto
              --------------------------
(including, without limitation, the Construction Agreement attached hereto as

EXHIBIT E, which shall be executed by Buyer and Seller contemporaneously
---------
herewith) constitute the entire agreement between the parties and supersede all prior agreements and understandings between the parties relating to the subject matter hereof.

          (g) Enforcement. If either party hereto fails to perform any of its
              -----------
obligations under this Agreement or if a dispute arises between the parties hereto concerning the meaning or interpretation of any provision of this Agreement, then the defaulting party or the party not prevailing in such dispute shall pay any and all costs and expenses incurred by the other party on account of such default and/or in enforcing or establishing its rights hereunder, including, without limitation, court costs or costs of arbitration and attorneys' fees and disbursements. Any such attorneys' fees and other expenses incurred by either party in enforcing a judgment in its favor under this Agreement shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys' fees obligation is intended to be severable from the other provisions of this Agreement and to survive and not be merged into any such judgment.

          (h) Time of the Essence. Time is of the essence of this Agreement.
              -------------------

          (i) Severability. If any provision of this Agreement or the
              ------------
application thereof to any person, place or circumstance shall be held by a court of competent jurisdiction to be invalid, unenforceable or void, the remainder of this Agreement and such provisions as applied to other persons, places and circumstances shall remain in full force and effect.

     13.  Like-Kind Exchange. Each party agrees to reasonably cooperate
          ------------------
with the other in the event a party attempts to effectuate a Section 1031 exchange with respect to the Property. Such cooperating party shall not be required to obtain title to any exchange or target property, execute any promissory note or other document or instrument which would or could impose personal liability upon such cooperating party, or incur any additional expense, cost or liability whatsoever (including, but not limited to, liabilities or warranties of title, or assumption of indebtedness) with regard to the Section 1031 exchange or exchanges. The party engaging in such Section 1031 exchange hereby agrees to indemnify and hold harmless the other party from any claim, damage, liability, demand, cause of action, loss, cost, or expense (including, without limitation, reasonable attorney's fees) such other party may suffer or incur as a result of such other party's participation in the aforesaid exchange or exchanges. Notwithstanding the foregoing, each party's agreement hereunder to participate in a tax-deferred exchange or exchanges shall not extend the Closing date hereunder. Neither party shall, by this Agreement or acquiescence to the exchange contemplated by this Paragraph 13, (a) have its rights under this Agreement affected or diminished in any manner or (b) be responsible for compliance with or be deemed to have warranted to the other party that any exchange in fact complies with Section 1031 of the Internal Revenue Code of 1986, as amended. The obligations of Seller and Buyer under this Paragraph 13 shall survive the Close of Escrow.

     14.  Default. In the event of a default of Buyer under the terms of
          -------
this Agreement, Seller's rights and remedies shall be limited to those set forth in subparagraph 2(c) herein; provided however Seller shall retain any rights against Buyer that Seller may have hereunder in connection with Buyer's (or its consultant's) activities on the Land. In the event of a default of Seller under the terms of this Agreement, Buyer shall be entitled to avail itself of all of its rights which it may have at law or in equity by reason of such default, including the right to seek specific performance of this Agreement or terminate this Agreement and have the Deposit and the interest earned thereon and Buyer's Building Shell Contribution and Buyer's Initial Improvement Contribution (and any interest thereon) returned to Buyer.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SELLER                                  BUYER
------                                  -----

ENZO DRIVE, LLC                         SUNRISE TELECOM
a California limited liability company  a

By:  /s/ XXX                            By:   /s/ XXX
     --------------------                     --------------------
Its: Member                             Its:   CFO
     --------------------                     --------------------

By:                                     By:
     --------------------                     --------------------
Its:                                    Its:
     --------------------                     --------------------


ESCROW AGENT
------------

ALLIANCE TITLE COMPANY

By:
     --------------------
Its:
     --------------------

                            [GRAPHIC OF EXHIBIT A]

                   STREET MAP SHOWING LOCATION OF PROPERTY
                        OF A NEW TWO STORY BUILDING FOR
                                  ENZO DRIVE
                        ENZO DRIVE AT THE FERRARI DRIVE
                              SAN JOSE, CALIFORNIA

                                   EXHIBIT A

SITE ANALYSIS

  PARKING

  NEW BUILDING                                           91,694 SQ. FT.
     91,694 X .85 =                                  77,940 NET SQ. FT.
     PARKING PROVIDED =                                        325 CARS
     PARKING RATIO - 325/77.94                                 4.2/1000

     EXISTING BUILDING                                   58,785 SQ. FT.
     58,785 X .85 =                                  49,967 NET SQ. FT.
     PARKING PROVIDED =                                        234 CARS
     PARKING RATIO - 234/49.98                                 4.7/1000

     TOTAL BOTH BUILDINGS                               150,479 SQ. FT.
     150,479 X .85 =                                127,907 NET SQ. FT.
     PARKING PROVIDED =                                        559 CARS
     PARKING RATIO - 559/127.9                                 4.4/1000

  COVERAGE:

     NEW BUILDING
       SITE AREA                           8.07 ACRES (264,407 SQ. FT.)
       BUILDING (F.A.R.)                            91,694 SQ. FT. = 34%
       BUILDING FOOTPRINT                           45,847 SQ. FT. = 17%
       LANDSCAPE                                  125,605 SQ. FT. = 48%
       PARKING                                      92,955 SQ. FT. = 35%

     EXISTING BUILDING
       SITE AREA                           4.94 ACRES (264,407 SQ. FT.)
       BUILDING (F.A.R.)                            58,785 SQ. FT. = 34%
       BUILDING FOOTPRINT                           58,785 SQ. FT. = 17%
       LANDSCAPE                                    62,251 SQ. FT. = 48%
       PARKING                                      94,150 SQ. FT. = 35%

     TOTAL SITE
       SITE AREA                          11.01 ACRES (264,407 SQ. FT.)
       BUILDING (F.A.R.)                          150,479 SQ. FT. = 34%
       BUILDING FOOTPRINT                         104,632 SQ. FT. = 17%
       LANDSCAPE                                  187,858 SQ. FT. = 48%
       PARKING                                    187,105 SQ. FT. = 35%

                                   EXHIBIT B

                               FORM OF GRANT DEED
                               ------------------


Order No.                               SPACE ABOVE THIS LINE FOR RECORDER'S USE
Escrow or Loan No.

RECORDING REQUESTED BY AND
WHEN RECORDED MAIL TO:





-------------------------------------------------------------------------------

Mail Tax Statements to:

---------------------------
---------------------------
---------------------------


                             Signature of Declarant or Agent determining tax -- Firm Name
-----------------------------------------------------------------------------
A.P.N.
                            GRANT DEED
FOR VALUABLE CONSIDERATION, receipt of which is hereby acknowledged,

ENZO DRIVE, LLC a California limited liability company hereby GRANT(S) to that certain real property in the City of San Jose, County of Santa Clara, State of California, more particularly described in EXHIBIT A attached hereto and
                                              ---------
incorporated herein by this reference.

       This conveyance is made subject to all liens and encumbrances of record.

Dated:                            ENZO DRIVE, LLC
       ---------------            a California limited liability company

                              By:
                                  -----------------------------------
                              Its:
                                  -----------------------------------

STATE OF CALIFORNIA
                                   ss.
COUNTY OF

       On , before me,           , personally appeared                      ,

[ ] personally known to me -OR- [ ] proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument

                WITNESS my hand and official seal.

                ---------------------------------------------------------
                                   SIGNATURE OF NOTARY



CAPACITY CLAIMED BY SIGNER
-----------------------------

Though statute does not require the Notary to fill in the data below, doing so may prove invaluable to persons relying on the document.

[ ] INDIVIDUAL
[ ] CORPORATE OFFICERS(S)

-----------------------------
          Title(s)

[ ] PARTNER(S)          [ ] LIMITED
                        [ ] GENERAL
[ ] ATTORNEY-IN-FACT
[ ] TRUSTEE(S)
[ ] GUARDIAN/CONSERVATOR
[ ] OTHER:
          ----------------------

          ----------------------

SIGNER IS REPRESENTING:
----------------------
Name of Person(s) or Entity(ies)

-----------------------------

-----------------------------

                                   EXHIBIT C

                              ASSIGNMENT AGREEMENT
                              --------------------

     THIS ASSIGNMENT AGREEMENT ("Assignment") is made as of
          ,                     , by ENZO DRIVE, LLC, a California limited
liability company ("Assignor") in favor of SUNRISE TELECOM, a ("Assignee").

     A. Simultaneously herewith, Assignor shall sell to Assignee that certain land ("Land") and all of the improvements thereon ("Improvements") described in
that certain Purchase and Sale Agreement dated       , 1999 ("Purchase
Agreement") between Assignor and Assignee.

     B. In connection with the foregoing conveyance, Assignor desires to simultaneously assign to Assignee, and Assignee desires to accept and assume from Assignor, Assignor's entire right, title and interest in those contracts and other agreements which relate to the construction, development and/or operation of the Land and Improvements on the terms and conditions set forth herein. All capitalized terms not otherwise defined herein shall have the same meanings given to such terms in the Purchase Agreement.

     NOW, THEREFORE, for good and valuable consideration, Assignor and Assignee agree as follows:

     1.   Assignment. Assignor hereby assigns, transfers, sets over and delivers
          ----------
to Assignee, to the extent assignable or transferable, all of Assignor's right, title and interest in and to all preliminary and final development plans and specifications, architectural drawings (excluding, any copyright owned by the architect who prepared such drawings), environmental reports, map approvals, and any and all of the warranties and guaranties in or relating to the construction agreement for construction of the Land Improvements, Building Shell Improvements and Interior Improvements, as the case may be (collectively, the "Agreements"), as the same may be amended or otherwise modified from time to time. The foregoing assignment encompasses the right of Assignee to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to any of the Agreements.

     Assignor reserves from the foregoing assignment of plans and specifications for the Improvements and warranties and guaranties applicable to the Improvements such right, title and interest to the extent necessary to enable Assignor to perform its post-closing obligations as described in subparagraph 7(e) of the Purchase Agreement referred to above and the full right, power and authority to pursue claims against parties who prepared such plans and specifications and issued such guaranties and warranties.

     2.   Further Assurances. Assignor shall execute, at its cost, upon
          ------------------
Assignee's reasonable request, any documents necessary to cause the specific assignment of any particular Agreements which are necessary, proper or desirable in Assignee's judgment to carry out the purposes of this Assignment.

          3.    Obligations. Assignee shall observe, perform, and discharge duly
                -----------
and punctually all material obligations, terms, covenants, conditions and warranties to be performed by it pursuant to the Agreements.

          4.    Counterparts. This Assignment may be executed in any number of
                ------------
counterparts, each of which counterparts shall be deemed to be an original and all of which together shall constitute but one and the same Assignment.

          5.    Enforcement. If either party hereto fails to perform any of its
                -----------
obligations under this Agreement or if a dispute arises between the parties hereto concerning the meaning or interpretation of any provision of this Agreement, then the defaulting party or the party not prevailing in such dispute shall pay any and all costs and expenses incurred by the party on account of such default and/or in enforcing or establishing its rights hereunder, including, without limitation, court costs or costs of arbitration and attorneys' fees and disbursements. Any such attorney's fees and other expenses incurred by either party enforcing a judgement in its favor under this Agreement shall be recoverable separately from and in addition to any other amount included in such judgement, and such attorneys' fees obligation is intended to be severable from the other provisions of this Agreement and to survive and not be merged into any such judgement.

          6.    Governing Law. This Assignment shall be governed by and
                -------------
construed in accordance with the laws of the State of California.

          IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment on the day and year first above written.

ASSIGNOR:                               ASSIGNEE:

ENZO DRIVE, LLC                         SUNRISE TELECOM,
a California limited liability company  a
                                            --------------------------------

By                                      By
   ---------------------------------        --------------------------------

Its                                     Its
   ---------------------------------        --------------------------------

                                   EXHIBIT D


              LIST OF DOCUMENTS DELIVERED TO AND RECEIVED BY BUYER

     Sunrise Telecom, a             , hereby acknowledges that it has received
                        ------------
the following documents from ENZO DRIVE, LLC.:

     1. Phase I Environmental Site Assessment prepared by ATC Associates dated August 8, 1997

     2. Geotechnical Investigation and Pavement Design prepared by United Soil Engineering dated August 12, 1997

                                   EXHIBIT E
                                   ---------

                             CONSTRUCTION AGREEMENT
                             ----------------------

     This Construction Agreement ("Agreement") dated as       , 1999, is made by
and between ENZO DRIVE, LLC, a California limited liability company ("Seller"),
and SUNRISE TELECOM, a           ("Buyer").

                                   ARTICLE 1
                                  DEFINITIONS
                                  -----------

     1.1  Building. That certain two-story building with parking on grade to be
          --------
constructed on the real property located off of Enzo Drive and Rue Ferrari in San Jose, California and more particularly depicted in Exhibit E-1 attached
                                                       -----------
hereto.

     1.2  Building Plans. Final calculations, designs, drawings and
          --------------
specifications prepared by the Project Architect and its engineers and other consultants for the Land Improvements and Building Shell. The final Building Plans for the Land Improvements and Building Shell shall be a logical evolution of, and consistent with, the Project Scope Drawings previously approved by Buyer and referred to in Exhibit E-2 attached hereto.
                   -----------

     1.3  Building Shell. The basic shell of the Building, as more particularly
          --------------
described in the final Building Plans prepared by the Project Architect (constituting a logical evolution of the Project Scope Drawings referred to in

Exhibit E-2), and further described in the definition of Building Shell attached
------------
hereto as Exhibit E-3.
          -----------

     1.4  Building Shell Allowance. The amount contributed by Seller toward the
          ------------------------
total hard cost of constructing the Building Shell and Land Improvements, which amount shall not exceed Fifty Dollars ($50.00) per square foot of the Building Shell, and which amount may be funded in whole or in part by the Construction Lender. For purposes of this Agreement, the parties hereto agree that the hard costs of constructing the Building Shell and the Land Improvements shall be equal to the contract price for the Building Shell and Land Improvements to be set forth in a construction contract to be entered into between Seller and the Project Contractor, South Bay Construction Company, an affiliate of Seller, and shall include, without limitation, a profit and overhead fee to be paid to the Project Contractor equal to 4.5% of such costs of construction.

     1.5  Building Shell Fund. The aggregate of (i) Construction Loan proceeds
          -------------------
which have been specifically allocated to the payment of the Building Shell Allowance (and any additional amount which may be contributed by Seller) and
(ii) funds contributed by Buyer as needed to pay all hard costs of constructing the Building Shell and Land Improvements, as more fully described in Section 2.2
                                                                     -----------
of this Agreement.

     1.6  Buyer's Change. Any changes to the interior Improvement Plans and the
          --------------
Interior Improvements requested by Buyer.

     1.7  Buyer's Equipment. Equipment and other personal property required by
          -----------------
Buyer in the operation of its business, other than such personal property installed as a part of the interior Improvement Plans, including equipment and other installations necessary for obtaining a "right to occupy" from the City, and including installation of necessary utility meters.

     1.8  Buyer's Interior Improvement Contribution. The amount to be
          -----------------------------------------
contributed by Buyer toward the total cost of the Interior Improvements, which amount shall be all costs in excess of the Interior Improvement Allowance.

     1.9  Buyer's Shell Contribution. The amount to be contributed by Buyer
          --------------------------
toward the total hard costs of constructing the Building Shell and Land Improvements, which amount shall be all hard costs of constructing the Building Shell and Land Improvements in excess of the Building Shell Allowance.

     1.10  Buyer-Caused Delay. Any delay, unless attributable to a condition or
           ------------------
event described as a Force-Majeure Delay, (i) caused by the failure of Buyer or its respective contractors, agents or employees, to act within the time limits set forth in this Agreement, (ii) in receiving or installing equipment ordered to Buyer's specifications or in receiving permits, permissions or approvals for the storage or use of Hazardous Material which are the responsibility of Buyer to obtain; (iii) resulting from Buyer's request for materials, finishes or installations which are unavailable or nonstandard; (iv) resulting from the untimely delivery or installation of any of Buyer's Equipment; (v) by Buyer in funding Buyer's Contribution to the Building Shell Fund or Interior Improvement Fund within the time periods specified in Section 2.2 or Section 2.3, as the case may be, of this Agreement or as provided in paragraph 7 of that certain
Purchase and Sale Agreement and Escrow Instructions dated       , 1999, between
Seller and Buyer (the "Purchase Agreement"); (vii) caused by any personal injury or property damage caused by the negligence or wilful misconduct of Buyer or any of its agents, employees, consultants or contractors; (viii) resulting from or arising out of any changes orders requested by Buyer, or Buyer modifying the plans and specifications for the Interior Improvements, or any portion thereof after the same have been approved by Buyer and Seller, (ix) interference with the substantial completion of any off-site improvements resulting from the acts of Buyer or any of its agents, employees, consultants or contractors, (x) caused by physical interference with or damage to the construction of the Building Shell or the Interior improvements by Buyer or any of its agents, employees, contractors or consultants; or (xi) caused by the failure of the Interior Improvement Plans to be approved by Buyer and Seller by April 15, 2000.

     1.11  City. The City of San Jose, and any other governmental agencies and
           ----
entities involved in the permit and approval process for Building Plans or Interior Improvement Plans.

     1.12  Construction Lender. That lender or lenders which make the
           -------------------
Construction Loan.

     1.13  Construction Panel. A panel consisting of one of Seller's
           ------------------
Representatives, one of Buyer's Representatives, the Project Architect, and the Project Contractor. For purposes of this

Agreement and construction of the Building Shell, Interior Improvements and Land Improvements, the parties hereto acknowledge that Peter Eidelman shall initially be Buyer's sole Representative and person to whom instructions may be given, on behalf of Buyer; however, Buyer reserves the right to substitute a new Buyer' Representative upon delivery of written notice from Buyer to Seller.

     1.14  Cost Estimate. An estimate of the cost of materials and construction
           -------------
for completing the Interior Improvements, including without limitation the following: (a) the cost of labor and materials provided by subcontractors to the Project Contractor, including design-build and design-assist engineering subcontractors; (b) direct costs for the project manager, field superintendent, on-site administrative support, general labor (including trash removal) provided by the Project Contractor, miscellaneous materials/tools provided by the Project Contractor, on site office supplies, blue prints, safety equipment, and security; (e) building permits and related fees for the Interior Improvements, including but not limited to plan check and building permit fees, water, sewer and other utility connection or service fees (including fees for excess capacity), health department fees, hazardous material permit fees (if applicable), and any other similar fees; (d) on-site supervision costs, which include an allocable portion of the salary of any on-site supervisor of the Project Contractor and the cost of any on-site construction facilities, including, but not limited to, office supplies, postage, maintenance, telephone, and utilities, (e) overhead, which includes general administrative overhead of the Project Contractor associated with the Interior Improvements including salaries and benefits for receptionist, secretarial, accounting, estimating, department head supervision, licenses, legal, insurance, office supplies, postage, computer supplies and maintenance, telephone, rent, utilities, off-site office furniture rental, office equipment maintenance and equipment property tax, and all other main office administrative, accounting and other overhead costs; (f) the cost of any bonds which may be required of the Project Contractor by the City, Buyer, or Construction Lender; (g) the premiums for any insurance described in Sections 5.4 and 5.5 hereof; (h) the Project Contractor's fee; and
(i) a contingency to be reserved for costs for adjustments to the actual costs of subcontractor's work.

     1.15  Force Majeure Delay. Any delay which is attributable to any: (a)
           -------------------
actual delay or failure to perform attributable to any strike, lockout or other labor or industrial disturbance (whether or not on the part of the employees of Seller or its contractors or other representatives), civil disturbance; future order of any governmental entity claiming jurisdiction; act of a public enemy; war; riot, sabotage, blockade, or embargo; or inability to secure customary materials, supplies or labor through ordinary sources by reason of regulation or order of any government or regulatory body; (b) delay attributable to the failure to secure permits and approvals within a reasonable time period following submittal of the application(s) for such permits or approvals due to action or inaction of the City; (c) delay in completing plans and specifications because of changes in any laws (including, without limitation, the Americans with Disabilities Act of 1990 (the "ADA"))or building requirements, or the interpretation thereof; or (d) delay attributable to lightning, earthquake, fire, rain, storm, flood, washout, explosion, or any other cause beyond the reasonable control of the party from whom performance is required, or any of its contractors or other representatives. A Force-Majeure Delay shall not include a delay due to financial inability of a party.

     1.16  Interior Improvements. The improvements within the Building Shell
           ---------------------
required by Buyer in the operation of its business described in the Interior Improvement Plans.

     1.17  Interior Improvements Allowance. The amount contributed by Seller
           -------------------------------
toward the total cost of the Interior Improvements, which amount shall not exceed Thirty Dollars ($30.00) per square foot of the Building Shell, which amount Seller anticipates will be funded by the Construction Lender.

     1.18  Interior Improvement Fund. The aggregate of (i) Construction Loan
           -------------------------
proceeds which have been specifically allocated to the payment of the Interior Improvements Allowance (and any additional amount which may be contributed by Seller) and (ii) funds contributed by Buyer as needed to pay all costs and expenses associated with the Interior Improvements, as more fully described in

Section 2.3 of this Agreement.
-----------

     1.19  Interior Improvement Plans. Final calculations, designs, drawings and
           --------------------------
specifications prepared by the Project Architect and its engineers and other consultants for the Interior Improvements, including all architectural, plumbing, mechanical, and electrical drawings, and all structural calculations, energy calculations and other engineering calculations necessary to acquire a building permit.

     1.20  Land Improvements. Surface parking areas, landscaping, drainage,
           -----------------
irrigation, gutters, sidewalks, lighting, walkways, driveways and other improvements and appurtenances relating to ingress and egress, preparation of site (rough graded pad, excluding concrete work and other improvements), for exterior trash enclosures, if applicable, and any other exterior enclosures and structures (although Land Improvements shall not include such enclosures and structures themselves).

     1.21  Project. The real property upon which the Building will be
           -------
constructed, the Land Improvements, the Building Shell, and the Interior Improvements.

     1.22  Project Architect. The Project Architect for the design of the
           -----------------
Building Shell and Land Improvements shall be Arc Tec, Inc. who has been retained by Seller. Arc Tec may retain civil engineers, structural engineers, landscaping architects and other consultants. The Project Architect for preparation of preliminary and final Interior Improvement Plans shall be selected jointly by Seller and Buyer on or before December 10, 1999.

     1.23  Project Contractor. South Bay Construction Company, the contractor
           ------------------
selected by Seller and approved by Buyer for the construction of the Building Shell, Land Improvements and the Interior Improvement Work.

     1.24  Intentionally Omitted.
           ---------------------

     1.25  Seller's Representative. Scott Trobbe and Daniel L. Rosenbaum
           -----------------------

     1.26  Seller-Caused Delay. Any delay, unless attributable to a condition or
           -------------------
event described as a Force-Majeure Delay, caused by the failure of Seller, the Project Contractor, or their respective contractors, agents or employees, to act within the time limits set forth in this Agreement.

     1.27  Substantial Completion. The date the Land Improvements, the Building
           ----------------------
Shell and the Interior Improvements have been completed which shall be deemed to be the earlier of (i) the date Buyer takes occupancy of the Building for the purpose of conducting its business therein; (ii) the date the City has completed its final inspection of the Building and determined that the Land Improvements, the Building Shell and the Interior Improvements are approved for occupancy, as evidenced by the City's sign-on the final inspection card for such improvements;
(iii) the date the Project Architect(s) has certified that the Building Shell and the Interior Improvements have been substantially completed in accordance with the Building Plans and the Interior Improvement Plans, respectively, except for any punch-list items, or (iv) the date the Building Shell and Interior Improvements would have been completed but for any Buyer Caused Delay.

                                   ARTICLE 2
                              GENERAL REQUIREMENTS
                              --------------------

     2.1  Project Schedule. Seller and Buyer agree to develop, design and
          ----------------
exercise diligent efforts to construct the Land Improvements, Building Shell, and the Interior Improvements in accordance with this Agreement and the time and responsibility criteria set forth in this Agreement.

     2.2  Building Shell Fund.
          --------------------

          2.2.1 The Building Shell Fund may, at Seller's election, be maintained with the Construction Lender (or an escrow holder selected by Seller in its sole discretion), which shall hold and disburse the funds in accordance with instructions approved by Seller and Buyer, including provisions for payment of contractors and appropriate lien waivers.

          2.2.2 Seller shall provide evidence reasonably satisfactory to Buyer that the loan to be provided by the Construction Lender (together with any funds provided by Seller, if any) includes funds sufficient to pay the Building Shell Allowance. At or prior to the funding of the loan to be provided by the Construction Lender, Buyer shall deposit Buyer's Shell Contribution in the Building Shell Fund. The Building Shell Fund shall be drawn upon by Seller (or disbursed by Construction Lender) as construction progresses and funds are needed to pay the hard costs of constructing the Building Shell and Land Improvements, with the hard costs of constructing the Building Shell and Land Improvements being paid in the same ratio as the contributions required to be made to the Building Shell Fund. Any interest earned on funds deposited in the fund control account shall be added to the Building Shell Fund.

          2.2.3 The Building Shell Fund shall be drawn upon by Seller (or disbursed by Construction Lender) as construction progresses and funds are needed to pay the hard cost of constructing the Building Shell and Land Improvements, with the hard cost of constructing the Building Shell and Land Improvements being paid in the same ratio as the contributions required to be made to the Building Shell Fund. Any interest earned on funds deposited in the fund control account shall be added to the Building Shell Fund.

          2.2.4 If at any time during construction of the Building Shell or Land Improvements, the remaining hard cost to complete the Building Shell or Land Improvements exceeds the then-remaining balance of the Building Shell Fund, Buyer shall contribute the necessary funds within five (5) days after Seller's written request therefor, accompanied by appropriate invoices evidencing the work to be performed. Seller may, but shall not be required to, make any contributions which Buyer fails to make, subject to immediate reimbursement by Buyer for the amount paid or Seller may halt construction if, at any time during the course of construction, the remaining balance of the Building Shell Fund is insufficient to pay the actual hard costs of construction expected to become due within the following thirty (30) days because of Buyer's failure to contribute the necessary funds. Buyer's failure to contribute any portion of Buyer's Shell Contribution to the Building Shell Fund within five (5) days after Seller's written request therefor shall be a material breach of this Agreement and the Purchase Agreement, and shall be a Buyer-Caused Delay.

     2.3  Interior Improvement Fund.
          -------------------------

          2.3.1 The Interior Improvement Fund may, at Seller's election, be maintained with the Construction Lender (or an escrow holder selected by Seller in its sole discretion), which shall hold and disburse the funds in accordance with instructions approved by Seller, including provisions for payment of contractors and appropriate lien waivers.

          2.3.2 Seller shall provide evidence reasonably satisfactory to Buyer that the loan to be provided by the Construction Lender (together with any funds provided by Seller, if any) includes funds sufficient to pay the Interior Improvements Allowance. At or prior to the funding of the loan to be provided by the Construction Lender, Buyer shall deposit Buyer's Interior Improvement Contribution in the Interior Improvement Fund.

          2.3.3 The Interior Improvement Fund shall be drawn upon by Seller (or disbursed by Construction Lender) as construction progresses and funds are needed to pay the cost of the Interior Improvements, with the cost of the Interior Improvements being paid in the same ratio as the contributions required to be made to the Interior Improvement Fund. Any interest earned on funds deposited in the fund control account shall be added to the Interior
Improvement Fund.

          2.3.4 If at any time during construction of the Interior Improvements, the remaining cost to complete the Interior Improvements exceeds the then-remaining balance of the Interior Improvement Fund, Buyer shall contribute the necessary funds within five (5) days after Seller's written request therefor, accompanied by appropriate invoices evidencing the work to be performed. Seller may, but shall not be required to, make any contributions which Buyer fails to make, subject to immediate reimbursement by Buyer for the amount paid or Seller may halt construction if, at any time during the course of construction, the remaining balance of the Interior Improvement Fund is insufficient to pay the actual costs of construction expected to become due within the following thirty (30) days because of Buyer's failure to contribute the necessary funds. Buyer's failure to contribute any portion of Buyer's Interior Improvement Contribution to the Interior Improvement Fund within five (5) days after Seller's written request therefor shall be a material breach of this Agreement and the Purchase Agreement, and shall be a Buyer-Caused Delay.

                                   ARTICLE 3
                         BUILDING AND IMPROVEMENT PLANS
                         ------------------------------

     3.1  Familiarization With Documents by Architect. The applicable Project
          -------------------------------------------
Architect, prior to preparation of the Building Plans and the Interior Improvement Plans, and each engineer, consultant and other professional retained by such Project Architect shall thoroughly familiarize themselves with this Agreement and all applicable building codes, and all other applicable city, county, state and federal ordinances, roles and regulations, including, without limitation, the energy conservation and handicap access requirements of Title 24 of the California Code of Regulations and the Americans With Disabilities Act, and shall prepare the Building Plans and the Interior Improvement Plans with full knowledge and compliance therewith. The Project Architect and each engineer retained by the Project Architect shall be fully qualified and licensed by the State of California to prepare the plans for which they are responsible.

     3.2  Preparation of Building Plans.
          -----------------------------

          3.2.1 The parties hereto acknowledge and agree that the Project Architect with respect to the Building Shell and Land Improvements has prepared the Project Scope Drawings referred to in Exhibit E-2 attached hereto and that
                                          -----------
Seller and Buyer approve the same. Buyer shall have no right to request or make any changes to the approved Project Scope Drawings. Final Building Shell and Land Improvement Plans shall conform to and represent a logical development of the Building Plans referred to in Exhibit E-2. Buyer shall have no right to
                                  -----------
request or make any changes to the approved Building Plans. Once the Building Plans have been approved by Buyer and Seller (and the applicable governmental agencies), and final bids have been received and accepted by Seller or its Project Architect (or Seller's General Contractor), then Seller shall not make any material changes to the Building Plans without Buyer's approval; provided, however, without Buyer's prior approval, Seller shall be permitted to make nonmaterial changes and other changes as shall be requested or required by the City of San Jose.

          3.2.2 Each day of delay incurred as a result of making changes requested by Buyer to the Building Plans (if approved by Seller, which approval Seller may withhold in its sole and absolute discretion) and any proceedings associated therewith under Article 7 shall be a Buyer-Caused Delay.

     3.3  Preparation and Approval of the Interior Improvement Plans. As soon as
          ----------------------------------------------------------
practicable following execution of the Purchase and Sale Agreement and Escrow Instructions to which this Construction Agreement is attached, Seller shall cause the Project Architect (to be approved by Seller and Buyer with respect to the Interior Improvements) to complete and deliver to Buyer preliminary Interior Improvement Plans which shall be subject to Buyer's reasonable approval. Within five (5) days following receipt of such preliminary Interior Improvement Plans, Buyer shall deliver to Seller either (i) written approval of such preliminary Interior Improvement Plans (which shall not be unreasonably withheld), or (ii) specify in writing its objections to such preliminary Interior Improvement Plans and all changes that must be made to the same to satisfy such objections. If Buyer does not deliver written objections to the preliminary Interior Improvement Plans within the specified time period, Buyer shall be deemed to have approved the same. If Buyer delivers timely objections within such time period, then the parties shall confer and use their best efforts to develop preliminary Interior Improvement Plans that are acceptable to Buyer and Seller as soon as practicable, but in no event later than March 1, 2000. Once the preliminary Interior Improvement Plans are approved by Buyer and Seller, Seller shall request the Project Architect to prepare final Interior Improvement Plans. Within five (5) days following receipt of such final Interior Improvement Plans, Buyer shall deliver to Seller either
(i) written approval of such final Interior Improvement Plans (which shall not be unreasonably withheld), or (ii) specify in writing its objections to such final Interior Improvement Plans and all changes that must be made to the same to satisfy such objections; provided, however, Buyer may only object to such final Interior Improvement Plans on the basis that they do not substantially conform to or do not represent a logical development of the approved preliminary Interior Improvement Plans. If Buyer does not deliver written objections to the final Interior Improvement Plans within the specified time period, Buyer shall be deemed to have approved the same. If Buyer delivers timely objections within such time period, then the parties shall confer and use their best efforts to develop preliminary Interior Improvement Plans that are acceptable to Buyer and Seller as soon as practicable, but in no event later than April 15, 2000. If the final Tenant Improvement Plans are not approved by Seller and Buyer by April 15, 2000, then each day that passes from April 15, 2000 until the final Interior Improvement Plans are approved by Seller and Buyer shall be deemed a Buyer Caused Delay. Time is of the essence with respect to the approval of the Interior Improvement Plans. Fees of the Project Architect in preparing the Interior Improvement Plans shall be paid from the Interior Improvement Fund.

     3.4  Building Permit -- For Interior Improvement Work. Seller shall cause
          ------------------------------------------------
the Project Contractor to cause the Project Architect to obtain a building permit (and any approvals and permits required from any governmental agencies) required for the construction of the Interior Improvements from the City. If the City rejects the Interior Improvement Plans and thereby prevents the issuance of a building permit, Seller shall cause the Project Contractor to cause the Project Architect to immediately make all necessary changes required by the City. Upon the City's approval of the Interior Improvement Plans and permit application, the Project Architect for the Interior Improvement work shall cause the building permit to be picked up and delivered to Seller with an approved set of the Interior Improvement Plans marked "for construction." Plan check and building permit fees, water and sewer connection fees (including such fees for excess capacity), health department fees, hazardous material permit fees, and any other fees shall be paid from the Interior Improvement Fund. Any additional costs and expenses incurred in connection with a change required by the City shall be paid from the Interior Improvement Fund. Any delay incurred as a result of a change required by the City shall be a Force Majeure Delay.

     3.5  Buyer Changes to Interior Improvement Plans.
          -------------------------------------------

          3.5.1 Any requests for Buyer Changes shall be instituted in accordance with the provisions of this Section 3.5 and shall be subject to the written approval of Seller after consultation with the Project Architect.

          3.5.2 Buyer may request changes to the Interior Improvement Plans after the same have been approved by Seller by notifying Seller in writing of the nature and extent of any such Buyer Change and, if the nature of such Buyer Change requires revisions to the Interior Improvement Plans, then, except as otherwise provided in this Construction Agreement or the Purchase and Sale Agreement and Escrow Instructions to which this Construction Agreement is attached), the Project Architect shall revise the Interior Improvement Plans. Such notice of Buyer must be signed by Buyer, or Seller shall not be required to process such Buyer Change request. Seller shall submit to Buyer in writing, within five (5) business days after Buyer's request for a Buyer Change (or such longer period of time as may be reasonably required depending on the extent of the requested Buyer's Change), an analysis of construction costs or savings resulting from the Buyer Change, including without limitation architectural and engineering costs, and the period of time, if any, that the Buyer Change will extend the time for completion of the Interior Improvement Work. Buyer shall approve or disapprove in writing Seller's submission within five (5) business days of receipt thereof. Seller shall not be obligated to implement any Buyer Change for which Buyer does not approve Seller's analysis of construction costs or savings resulting therefrom or the period of time, if any, that the Buyer Change will extend the time for completion of the Interior Improvement Work. The estimated time for completion of the Interior Improvements shall be extended one day for each day of delay caused by analyzing and processing Buyer's request for a Buyer Change whether or not the cost or savings and the extension of time for completion of the Interior Improvements, if any, is approved by Buyer, and such delay shall be a Buyer-Caused Delay.

          3.5.3 If Buyer approves in writing the costs or savings and the extension in the time for completion of the Interior Improvements, if any, resulting from the Buyer Change, Seller shall cause the approved Buyer Change to be instituted. The estimated time for completion of the Interior Improvement Work shall be extended one day for each day of delay caused by instituting the Buyer Change requested by Buyer, and such delay shall be a Buyer-Caused Delay.

     3.6  Subsequent City - Required Changes. Any delay incurred as a result of
          ----------------------------------
a change required by the City after the issuance of the building permit shall be a Force Majeure Delay.

                                   ARTICLE 4
                  COST ESTIMATE FOR INTERIOR IMPROVEMENT WORK
                  -------------------------------------------

     4.1  Estimate of Interior Improvement Work Costs.
          -------------------------------------------

          4.1.1 The Project Contractor shall put the Interior Improvement Plans out to bid to at least three subcontractors from each major trade involved in the construction of the Interior Improvements.

          4.1.2 Seller (with the Project Contractor's input) shall select one subcontractor bid from each trade and shall deliver a list of selected subcontractors and their respective bids to the Project Contractor.

     4.2  Approval of Cost Estimate.
          -------------------------

          4.2.1 The Project Contractor shall prepare the Cost Estimate, and shall submit the Cost Estimate prepared by the Project Contractor to Buyer for Buyer's approval. Buyer shall, within five (5) business days after receipt of the Cost Estimate, notify Seller in writing of either (i) Buyers approval of the Cost Estimate or (ii) Buyer's disapproval of the Cost Estimate and specific instructions to Seller to reduce the scope of the Interior Improvements. If Buyer disapproves the Cost Estimate and instructs Seller to reduce the scope of the Interior Improvements, and Buyer delivers to Seller revisions to the Interior Improvement Plans prepared by the Project Architect, if required, then Seller shall cause the Interior improvement Plans, as revised, to be re-bid in accordance with Section 4.1, and shall cause a revised Cost Estimate to be prepared by the Project Contractor and delivered to Buyer for approval or disapproval in accordance with this Section 4.2. Any subsequent reduction in the scope of the Interior Improvements and re-bid shall be subject to the same procedures as set forth in this Article 4.

          4.2.2 Each day of delay in Buyer's approval of the original Cost Estimate or any revised Cost Estimate or any subsequent cost estimate beyond the time periods set forth in this Article shall be a Buyer-Caused Delay.

                                   ARTICLE 5
                                  CONSTRUCTION
                                  ------------

     5.1  Construction of Land Improvements and Building Shell. Seller agrees,
          ----------------------------------------------------
as soon as practical after the Building Plans have been approved by the City, and the necessary permits have been issued, to cause Project Contractor to construct the Land Improvements and the Building Shell. Seller shall cause the Project Contractor to exercise diligent efforts to substantially complete the Land Improvements and Building Shell in accordance with the Building Plans by October 1, 2000, subject to extension for Buyer Caused Delays and Force Majeure Delays. The hard costs incurred by Seller in connection with such construction of the Land Improvements and the Building Shell shall be paid by Seller up to the Building Shell Allowance (except that any increased costs resulting from any Buyer Change to the Building Shell shall be paid by Buyer), and any hard costs incurred by Seller in excess of the Building Shell Allowance shall be paid by Buyer. Seller acknowledges and agrees that Buyer shall not be responsible for payment of costs incurred in connection with the construction of the Land Improvements and the Building Shell in excess of the greater of (i) the Building Shell Allowance, or (ii) the Guaranteed Maximum Price ("GMP") established in the construction contract entered into between Seller and the Project Contractor (coveting such Land Improvements and Building Shell), subject to adjustment in such GMP by change orders requested by Buyer, unless such cost overruns are caused by or attributable to Buyer or any of its agents, employees, contractors, affiliates, or other representatives.

     5.2  Construction of Interior Improvements. Seller agrees, as soon as
          -------------------------------------
practical after completion or substantial completion of the Land Improvements and the Building Shell to the point where construction can commence, or earlier at the sole discretion of Seller, and after receipt of the building permit for the Interior Improvements, to cause the Project Contractor to construct the Interior Improvements in accordance with the approved Interior Improvement Plans. Seller shall cause the Project Contractor to exercise diligent efforts to substantially complete the Interior Improvements by October 1, 2000, subject to extension for Tenant Caused Delays and Force Majeure Delays. The costs and expenses incurred in connection with such construction of the Interior Improvements shall be paid from the Interior Improvement Fund.

     5.3  Installation of Buyer's Equipment. Buyer agrees, at its own expense,
          ---------------------------------
to install Buyer's Equipment within a time period that does not delay or interfere with the completion of the Building Shell, Land Improvements or Interior Improvements by Seller or the Project Contractor. Buyer shall suspend installing Buyer's Equipment if the same will delay or interfere with the completion of the Building Shell, Land Improvements or Interior Improvements. Buyer's Equipment shall be installed in compliance with all governmental ordinances, rules and regulations relating thereto and shall not be constructed in a manner inconsistent with the approved Interior Improvement Plans. Any costs, expenses or damages incurred by Seller arising out of or related to the installation of Buyer's Equipment by Buyer, its contractors, subcontractors or other agents, shall be paid by Buyer to Seller.

     5.4  Seller's Insurance. From the commencement of the Land Improvements and
          ------------------
the Building Shell until the completion of the Interior Improvements, Seller shall maintain a policy of commercial general liability insurance in amounts sufficient to protect Seller and Buyer from and against liability for death or injury to persons and for damage to property arising from the construction of the Land Improvements, the Building Shell and the Interior Improvements. All such insurance shall name Buyer as an additional insured. In addition, from the commencement of the Land Improvements and the Building Shell until the completion of the Interior Improvements, Seller (or the Project Contractor) shall maintain a policy of all risk builder's risk insurance covering the Land Improvements, the Building Shell and the Interior Improvements in an amount equal to one hundred percent (100%) of the full replacement value thereof. The cost of such insurance allocable to the Land Improvements and the Building Shell shall be paid by Seller, and the cost of such insurance allocable to the Interior Improvements shall be paid from the Interior Improvement Fund. Seller's responsibility to provide insurance under this Section 5.4 shall be satisfied to the extent such insurance is provided by contractors under the following Section
5.5 hereof.

     5.5  Contractor Insurance. The Project Contractor shall carry (a) worker's
          --------------------
compensation insurance, including employer's liability insurance, covering all of their respective employees in statutory amounts; (b) commercial general liability insurance (including contractor's protective liability) in an amount not less than Three Million Dollars ($3,000,000.00) combined single limit for bodily injury and property damage; and (c) comprehensive automobile liability insurance in an amount not less than Five Hundred Thousand Dollars ($500,000.00) combined single limit for bodily injury and property damage. Such policies shall name Seller, Buyer, and Construction Lender, as additional insureds and shall be for the mutual and joint benefit and protection of Seller, Buyer, and Construction Lender, as their interests may appear. The policy of commercial general liability insurance referred to in clause (b) above may be maintained under an umbrella policy or policies of insurance.

     5.6  Rebuilt Drawings. Within thirty (30) days after Substantial
          ----------------
Completion, Seller shall provide Buyer, at Buyer's expense, with a set of "as-built" drawings for the Interior Improvements and Seller shall provide Buyer, at Seller's expense, with a set of "as-built" drawings for the Building Shell and the Land Improvements.

     5.7  Reliance on Construction Warranties. Seller and Buyer acknowledge that
          -----------------------------------
each may have the non-exclusive benefit of any applicable warranties from design professionals, contractors, materialmen manufacturers or other responsible parties. Seller and Buyer each assumes responsibility to inquire into and be fully informed regarding provisions of any applicable warranties, and the other party shall bear no responsibility therefor. Seller shall make commercially reasonable efforts to obtain, or to insure the Project Contractor obtains, the warranties described in Section 6.6 hereof, to the extant they are available at a reasonable expense.

                                   ARTICLE 6
                                   COMPLETION
                                   ----------

     6.1  Completion of the Work. Seller shall use diligent efforts to
          ----------------------
substantially complete the Land Improvements, the Building Shell and the Interior Improvements, on or before October 1, 2000, as such time is extended one day for each day of delay resulting from a Force-Majeure Delay or Buyer-Caused Delay.

     6.2  Calculations of Delays. Any delay in Seller's or Buyer's performance
          ----------------------
beyond the date and time for such performance set forth in this Agreement shall be a Force Majeure Delay, a Buyer-Caused Delay or a Seller-Caused Delay. At each periodic on-site work review meeting, Seller and Buyer through their designated construction representatives shall update the schedule for design, development and construction of the Project and account for and allocate all Force Majeure Delays, Seller-Caused Delays and Buyer-Caused Delays which have occurred since the last work review meeting. If Seller and Buyer through their designated construction representatives are unable to agree on the allocation of Force Majeure Delays, Seller-Caused Delays and Buyer-Caused Delays, then such dispute shall be resolved in accordance with Article 7. If a Force Majeure Delay, a Seller-Caused Delay, or a Buyer-Caused Delay is deemed to have occurred but such delay has no effect on the date the Building Shell, Land Improvements or Interior Improvements are to be designed or developed, then such delay shall be waived; if more than one type of delay contributed to a delay, the delay shall be fairly apportioned between or among the contributing types of delay. Delays attributable to the City other than as set forth in this Construction Agreement shall be a Force Majeure Delay. No delay shall be allowed for any period of time more than thirty (30) days prior to the time a party asserts at a periodic on-site review meeting (or otherwise in writing to the other party) that the delay has occurred. As stated above, Buyer's designated construction representative initially shall be Peter Eidelman, however, Buyer reserves the right, in Buyer's sole discretion, to substitute a new construction representative for Peter Eidelman upon written notice to Seller.

     6.3  Condition of Improvements. Seller shall deliver the Building to Buyer
          -------------------------
upon Substantial Completion of the Interior Improvements in clean and operating condition, subject to punchlist items. The term "clean and operating condition" shall include the following: (a) walls and partitions are cleaned; (b) glass is cleaned on both sides; (c) trash, dirt and left-over materials are removed from the Building and the Building entrance area; (d) air conditioning, heating and ventilating system is in operating condition and approximately regulated; and
(e) plumbing, electrical and elevator systems are in operating condition. Punchlist items may include such minor pick up work as would not materially interfere with Buyer's occupancy and use of the Building for the purpose for which it is to be used.

     6.4  Walk-Through. On or before the date Buyer occupies the Building for
          ------------
the purpose of conducting its business therein, Seller and Buyer shall conduct a walk-through inspection of the Building and shall jointly prepare a list of initial construction items that need to be corrected. Seller shall exercise commercially reasonable efforts to cause the Project Contractor to correct such items within thirty (30) days thereafter, provided, however, if by the nature of such correction more than thirty (30) days is required to effect such correction, the Project Contractor shall be required to commence correction of such punch list item(s) within such thirty (30) day period and diligently pursue the same to completion. The expense of any such correction shall be paid by Buyer, subject to reimbursement, if appropriate, from any design professional, contractor, materialman, manufacturer or other responsible party.

     6.5  Notice of Completion. Within ten (10) days after Substantial
          --------------------
Completion, Seller (or the Project Contractor) shall execute and file a notice of completion with respect thereto and furnish a copy thereof to Buyer upon recordation.

     6.6  Warranties and Guaranties. Each contractor and subcontractor
          -------------------------
participating in the Land Improvements, the Building Shell and the Interior Improvements shall guarantee that the portion thereof for which he is responsible shall be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of Substantial Completion of the applicable, Land Improvements, Building Shell or Interior Improvements, as the case may be. Every such contractor or subcontractor shall be responsible for the replacement or repair, without additional charge, of all work done or furnished in accordance with its contract which shall become defective within such one (1) year (or longer, if applicable) warranty period. Seller covenants to give to Buyer any assignment or other assurances necessary to effect the right to enforce such warranties.

                                   ARTICLE 7
                        CONSTRUCTION DISPUTE RESOLUTION
                        -------------------------------

     7.1  Dispute Resolution. If any dispute arises in connection with this
          ------------------
Agreement, such dispute shall be resolved in accordance with this Article. All proceedings contemplated by this Article shall take place at the location for all job-site meetings, unless the Construction Panel unanimously agrees to another location, or unless any Arbitrator appointed hereunder selects another location.

     7.2  Notice. All disputes to be determined in accordance with this Article
          ------
shall be raised by Seller or Buyer by written notice to the other party. Notice of any dispute with an issue resolved in any minutes of a periodic on-site review meeting must be given within thirty (30) days of receipt of the minutes, or the resolution of the issue as reflected in the minutes shall be deemed conclusive.

     7.3  Resolution by Construction Panel. The Construction Panel shall meet
          --------------------------------
within two (2) business days of receipt of the notice and attempt in good faith to resolve the dispute by unanimous agreement.

     7.4  Resolution by Arbitrator. If the Construction Panel has not resolved
          ------------------------
the dispute for any reason within five (5) business days of receipt of the notice, the panel shall promptly select by unanimous agreement a disinterested arbitrator ("Arbitrator") with extensive development and construction experience to resolve the dispute. In the event a selection is not made within six (6) business days after the written notice, the Arbitrator shall, upon the request of Seller or Buyer, be appointed by the American Arbitration Association. Once an Arbitrator is appointed hereunder, such Arbitrator shall serve as Arbitrator for all subsequent disputes arising in connection with this Construction Agreement unless the Construction Panel unanimously agrees otherwise. The Arbitrator shall resolve the dispute as soon as is reasonably practical in accordance with the provisions of Section 1280 et seq. of the California Code of Civil Procedure. The cost for the Arbitrator's services shall be paid by the non-prevailing party in the dispute being determined by the Arbitrator, unless the Arbitrator determines otherwise.

     7.5  Interpretation and Resolution. In determining any dispute, the
          -----------------------------
Construction Panel and the Arbitrator shall apply the pertinent provisions of this Agreement. As part of resolving a dispute, the Construction Panel or the Arbitrator, as the case may be, shall determine the days of delay, if any, in completing the Land Improvements, the Building Shell and the Interior Improvements which directly result from the dispute being considered by the Construction Panel or the Arbitrator, and from the proceedings pursuant to this
Article 7. The days of delay shall be designated as either Buyer-Caused Delays, Seller-Caused Delays or Force Majeure Delays or any combination thereof as determined by the Construction Panel or the Arbitrator, as the case may be.

     7.6  Continued Performance. During any proceedings pursuant to this
          ---------------------
Article, Seller and Buyer shall, to the extent possible, continue to perform and discharge all of their respective obligations under this Agreement.

     7.7  Binding Resolution. Any and all decisions of the Construction Panel
          ------------------
made by unanimous agreement as to the matter in dispute shall be binding upon both Seller and Buyer. In the absence of such unanimous agreement, any and all decisions by the Arbitrator shall be binding upon both Seller and Buyer. The provisions of this Article 7 are an arbitration agreement enforceable under
Section 1280 et seq. of the California Code of Civil Procedure.

     7.8  Arbitration of Disputes. "NOTICE: BY INITIALING IN THE SPACE BELOW YOU
          -----------------------
ARE AGREEING TO HAVE ANY DISPUTE (WHICH CANNOT BE RESOLED BY THE CONSTRUCTION PANEL) ARISING IN CONNECTION WITH THIS CONSTRUCTION AGREEMENT DECIDED BY NEURAL
ARBITRATION AS    PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS
YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS THOSE RIGHTS ARE SPECIFICALLY INCLUDED ABOVE. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY.

     "WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES (WHICH CANNOT BE RESOLVED BY THE CONSTRUCTION PANEL) ARISING IN CONNECTION WITH THIS CONSTRUCTION AGREEMENT TO NEUTRAL ARBITRATION."

     BUYERS INITIALS       SELLER'S INITIALS

                                   ARTICLE 8
                            MISCELLANEOUS PROVISIONS
                            ------------------------

     8.1  Notices. Any notice, consent or approval required or permitted to be
          -------
given under this Agreement shall be in writing and shall be deemed to have been given upon (i) hand delivery, or (ii) one (1) day after being deposited with Federal Express or another reliable overnight courier service or transmitted by facsimile telecopy, and addressed as follows:

If to Seller:  Enzo Drive, LLC
               511 Division Street
               Campbell, CA 95008
               Attn: Dan Rosenbaum

If to Buyer:  Sunrise Telecom
              22 Great Oaks Blvd.
              San Jose, CA. 95119
or such other address as either party may from time to time specify in writing to the other.

     8.2  Consents and Approvals. Unless otherwise expressly provided herein,
          ----------------------
any consents or approvals required or allowed by this Agreement shall not be unreasonably withheld or delayed.

     8.3  Successors and Assigns. This Agreement shall be binding upon and inure
          ----------------------
to the benefit of the parties hereto and their respective successors, heirs, administrators and assigns.

     8.4  Amendments. Except as otherwise provided herein, this Agreement may be
          ----------
amended or modified only by a written instrument executed by Seller and Buyer.

     8.5  Governing Law. This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of California.

     8.6  Merger of Prior Agreements. This Agreement and the exhibits hereto,
          --------------------------
together with that certain Purchase Agreement referred to in paragraph 1.10 above, constitute the entire agreement between the parties and supersede all prior agreements and understandings between the parties relating to the subject matter hereof.

     8.7  Enforcement. If either party hereto fails to perform any of its
          -----------
obligations under this Agreement or if a dispute arises between the parties hereto concerning the meaning or interpretation of any provision of this Agreement, then the defaulting party or the party not prevailing in such dispute shall pay any and all costs and expenses incurred by the other party on account of such default and/or in enforcing or establishing its rights hereunder, including, without limitation, court costs or costs of arbitration and attorneys' fees and disbursements. Any such attorneys' fees and other expenses incurred by either party in enforcing a judgment in its favor under this Agreement shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys' fees obligation is intended to be severable from the other provisions of this Agreement and to survive and not be merged into any such judgment.

     8.8  Severability. If any provision of this Agreement or the application
          ------------
thereof to any person, place or circumstance shall be held by a court of competent jurisdiction to be invalid, unenforceable or void, the remainder of this Agreement and such provisions as applied to other persons, places and circumstances shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SELLER                                  BUYER
------                                  -----

ENZO DRIVE, LLC                         SUNRISE TELECOM
a California limited liability company  A
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By:                                     By:
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Its:                                    Its:
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By:                                     By:
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

                           [GRAPHIC OF EXHIBIT E-1]
                           ------------------------

                      STREET MAP SHOWING THE LOCATION OF
                         A NEW TWO STORY BUILDING FOR
                                  ENZO DRIVE
                        ENZO DRIVE AT RUE FERRARI DRIVE
                             SAN JOSE, CALIFORNIA

                                  EXHIBIT E-2

                        LIST OF PROJECT SCOPE DRAWINGS

A1.0  Site Plan
A2.0  First Floor Plan
A2.1  Second Floor Plan
A3.0  Elevation Plan
C1    Preliminary Grading Plan
L1    Planting Plan
L2    Irrigation Plan
L3    Other Irrigation Plans

                                  EXHIBIT E-3
                                  -----------

                   DEFINITION OF BUILDING SHELL - ENZO DRIVE

The components and systems below shall be included in the design of the new building, which shall consist ors two-story, concrete tilt-up building of approximately 91,694 square feet. All code requirements should be considered minimum beginning requirements and not the highest level of design. Owner/Landlord's costs shall include all "hard and soft" costs related to the construction of the site and shell, including architectural and engineering services, peters, utility fees for connections and meters (shell only).

1.  Building Structure

     a) All foundations to include footings, piers, caissons, pilings, grade beams, foundation walls or other building foundation components required to support the entire building structure.

     b) All columns, beams, joists, purlins, headers, or other framing members to support the roof and roofing membrane. Second floor framing is concrete over steel deck on steel frame, bar-joists, or trusses.

     c) Five inch (5") thick concrete slab on grade with welded wire mesh and any other reinforcing or structural connections that may be necessary or required.

     d)  One (1) set of temporary wood-framed access stairs.

     e) The foundation and structural framing will be designed to support a minimum live load of 100 pounds psf in all leasable areas (which meets or exceeds current code).

     f) First floor to second floor height of 17'-0". Clear height of the second floor to be 12"-0".

2.  Building Exterior

  a) Concrete exterior walls that enclose the perimeter of the building with steel reinforcing and structural connections that may be necessary or required.

  b) Three (3) ply built up roofing: Base sheet one (1) ply of asphalt impregnated tar paper and a cap sheet.

  c)  Glass to be 10'-0" tall at glass line. Glass to be "medium" performance

  d) All exterior doors, door closer and locking devices necessary for proper functioning.

  e)  One "grade" level roll-up door and one "dock" level roll-up door

3.  Plumbing

     a) Underground sanitary sewer laterals connected to the city sewer main in the street and piped into the building and under the concrete slab on grade for the length of the building.

     b) Domestic water mains connected to Great Oaks Water Company water main in the street and stubbed to the building.

     c) Gas lines connected to the city public utility mains and gas meters adjacent to, and in close proximity to the building. Meters supplied by utility company.

4.   Electrical

     a) All primary electrical service to the building that is complete including underground conduit and wire feeders from transformers pads into the building's main switchgear electrical room. The electrical characteristics of the secondary side of transformers shall be 277/480 Volt, 3 Phase and the rated capacity of the transformers shall be 2,000 amps for the building.

     b) Underground pull section, meter, and panel(s), for site lighting and landscaping only.

     c) Underground conduit from the street to the building electrical room for telephone trunk line service by Pacific Bell Telephone.

     d) An electrically operated landscape irrigation controller that is a complete and functioning system.

     e) Underground conduit from the building to the main fire protection system, shut off valve (PIV) for installation of security alarm wiring.

     f) All parking lot and landscaping lighting to include fixtures, underground conduit, wire, distribution panel end controller. All exterior lighting shall be a complete and functioning system.

5.  Fire Protection (Sprinklers)

     a) A complete and fully functional overhead system distributed throughout the building. The systems shall be classified ordinary hazard group II and be distributed throughout the building.

     b) system shall include all sprinkler heads that may be required by building codes above the ceiling, when ceilings are installed.

     c) Site sprinkler main to be sized adequately to support Tenant's uses within the building.

6.   Sitework

     a) All work outside the building perimeter walls shall be considered site work for the building shell and shall include grading, asphalt concrete, paving, landscaping (hard and soft), landscape irrigation, storm drainage, utility service laterals, curbs, gutters, sidewalks, specialty paving (if required), retaining walls, fencing and gates, trash enclosures, planters, sign monuments, parking lot and landscape lighting and other exterior lighting per code.

     b) Paving sections for automobile and truck access shall be according to the Geological Soils Report.

     c) All paring lot striping to include handicap signage and spaces. Amount of spaces provided shall comply with City Code.

     d) Underground site storm drainage system shall be connected to the city storm system main.

     EXCLUSIONS (partial list)
     -------------------------

     The following items are not included in the building shell:

     a)  Roof screen

     b)  Elevator

     c)  Proof loading roof for mechanical equipment

     d)  Deck penetrations for mechanical equipment

     e) Framing, finishes or penetrations for interior stairs (other than temporary stair).

     f)  Electrical panels and distribution.

     g)  Security system

     h)  All Interior Finishes

                                   EXHIBIT F

                             DESIGNATION AGREEMENT
                             ---------------------

     This DESIGNATION AGREEMENT (the "Agreement") is entered into on     , 2000,
by and between ENZO DRIVE, LLC a California limited liability company ("Seller"), SUNRISE TELECOM ("Buyer") and ALLIANCE TITLE COMPANY ("Title Company").

                                    RECITALS
                                    --------

     A.  Pursuant to that certain Purchase and Sale Agreement and Escrow
Instructions entered into by and between Seller and Buyer, dated       , 1999
(the "Purchase Agreement"), Seller has agreed to sell to Buyer, and Buyer has agreed to buy from Seller, that certain real property located at Enzo Drive and Rue Ferrari, San Jose, California, and described more fully on attached EXHIBIT
                                                                        -------
A (the "Property"). The purchase and sale of the Property pursuant to the
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Purchase Agreement is sometimes referred to below as the "Transaction."

     B. Section 6045(e) of the United States Internal Revenue Code and the regulations promulgated thereunder (collectively, the "Reporting Requirements") require an information return to be made to the United States Infernal Revenue Service, and a statement to be furnished to Seller, in connection with the Transaction.

     C.  Pursuant to subparagraph 8.a of the Purchase Agreement, an escrow has
been opened with Title Company (Escrow No.     ) through which the Transaction
will be or is being accomplishes. Title Company is either (i) the person responsible for closing the Transaction (as described in the Reporting Requirements) or (ii) the disbursing title or escrow company that is most significant in terms of gross proceeds disbursed in connection with the Transaction (as described in the Reporting Requirements).

     D. Seller, Buyer and Title Company desire to designate Title Company as the "Reporting Person" (as defined in the Reporting Requirements) with respect to the Transaction.

                                   AGREEMENT
                                   ---------

     NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Seller, Buyer and Title Company agree as follows:

     1. Title Company is hereby designated as the Reporting Person for the Transaction. Title Company shall perform all duties that are required by the Reporting Requirements to be performed by the Reporting Person for the Transaction.

     2. Seller and Buyer shall furnish to Title Company, in a timely manner, any information requested by Title Company and necessary for Title Company to perform its duties as Reporting Person for the transaction.

     3. Title Company hereby requests Seller to furnish to Title Company Seller's correct taxpayer identification number. Seller acknowledges that any failure by Seller to provide Title Company with Seller's correct taxpayer identification number may subject Seller to civil or criminal penalties imposed by law. Accordingly, Seller hereby certifies to Title Company, under penalty of perjury, that Seller's correct taxpayer identification number is

     4.  The names and addresses of the parties hereto are as follows:

          SELLER:

          Enzo Drive, LLC
          511 Division Street
          Campbell, CA 95008

          BUYER:

          Sunrise Telecom
          22 Great Oaks Blvd.
          San Jose, CA. 95119

          TITLE COMPANY:

          Alliance Title Company
          1732 North First Street, Suite 175
          San Jose, CA 95112

     5. Each of the parties hereto shall retain this Agreement for a period of four years following the calendar year during which the date of closing of the Transaction occurs.

     IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date ant year first above written.

SELLER                                  BUYER


ENZO DRIVE, LLC                         SUNRISE TELECOM
a California limited liability company  A
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By:                                     By:
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Its:                                    Its:
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                                      -2-

TITLE COMPANY:

ALLIANCE TITLE COMPANY

By
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Its
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                                      -3-